UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

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INVITAE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

Invitae Corporation 1400 16th Street San Francisco, California 94103 (415) 374-7782

April 21, 2022

Dear Stockholder:

From the discovery of the DNA double stranded helix to the Human Genome project, which provided a blueprint of our biology, we are now engaged in a race to define a new means of understanding and improving health and medicine. Over the past decade, medical genetics has informed and improved the lives of millions of patients, but the next 10 years is expected to usher in a new age of healthcare innovation and practice in which nearly every person will benefit from the understanding of that blueprint to foresee and act upon their risks, specifically address their conditions and improve their health outlook.

The development of hundreds of genomic tests has been an important stepping-stone toward this new era, but those tests on their own represent only the raw inputs of where genomic medicine is going, and Invitae is doing the important work to connect personal and population-based genetic data to every aspect of medicine and the healthcare ecosystem, ushering in the genomic medicine era - today.

Our platform of tests, information, decision support and workflow tools is designed to inform and empower healthcare providers everywhere and enable billions of people to understand and act on the most fundamental of health information that makes them unique. Integral to our mission is that each patient owns and controls their data and can choose to apply that information to benefit their families and the healthcare ecosystem. Applied broadly, this information will inform lifestyle and treatment decisions, improve outcomes, speed medical innovation and reduce costs among all global healthcare systems.

The pace of change has been astonishing, and yet it is only accelerating. Please join us as we launch a new genomic platform for healthcare, explore the full potential of our collective health and reap the rewards of truly personal health for patients, our partners, our company and society.

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of Invitae Corporation, which will be held at 4:00 p.m., Pacific Time, on Monday, June 6, 2022. In light of the ongoing COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting. com/NVTA2022 and using the 16-digit control number included in your proxy materials. We currently expect to return to an in person meeting for our 2023 annual meeting of stockholders.

The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you vote by Internet or telephone, vote as instructed by your broker, or vote your shares electronically at the Annual Meeting.

We look forward to seeing you at the meeting.

Sincerely,

Sean E. George, Ph.D. President and Chief Executive Officer

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Notice of Annual Meeting of Stockholders

To Be Held on Monday, June 6, 2022

To Our Stockholders:

Invitae Corporation will hold its 2022 Annual Meeting of Stockholders at 4:00 p.m., Pacific Time, on Monday, June 6, 2022. In light of the ongoing COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will be a completely virtual meeting of stockholders conducted via live audio webcast. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/NVTA2022 and using the 16-digit control number included in your proxy materials.

We are holding this Annual Meeting:

•

to elect two Class III directors to serve until the 2025 annual meeting of stockholders or until their successors are duly elected and qualified;

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to approve an amendment to our Amended and Restated Certificate of Incorporation (“Restated Certificate”) to increase the number of authorized shares of our common stock, $0.0001 par value per share, from 400,000,000 shares to 600,000,000 shares;

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to approve, on a non-binding advisory basis, the compensation paid by us to our named executive officers as disclosed in the attached Proxy Statement;

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to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022;

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to consider a stockholder proposal to elect each director annually, if properly presented at the Annual Meeting; and

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to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on April 8, 2022 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at this meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote at your earliest convenience by following the instructions in the Notice of Internet Availability of Proxy Materials you received in the mail. Please review the detailed instructions on pages 48 and 49 regarding your voting options.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 6, 2022.

The Proxy Statement and Annual Report are available at www.proxyvote.com

By Order of the Board of Directors,

Thomas R. Brida
General Counsel, Chief Compliance Officer and Secretary
San Francisco, California
April 21, 2022

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Invitae Corporation 1400 16th Street San Francisco, California 94103

Proxy Statement

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Invitae Corporation, a Delaware corporation (“we,” “us,” “our,” “Invitae” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually on Monday, June 6, 2022 at 4:00 p.m., Pacific Time, and any adjournments or postponements thereof (the “Annual Meeting”).

The Notice of Internet Availability of Proxy Materials (the “Notice”) is being mailed to stockholders on or about April 21, 2022.

Important

Please promptly vote by Internet or telephone, or by following the instructions provided by your broker, bank or nominee, so that your shares can be represented at the Annual Meeting.

YOU MAY VOTE IN ONE OF THE FOLLOWING WAYS:
	INTERNET	TELEPHONE	MAIL	AT THE VIRTUAL MEETING
	Stockholders of record may vote online at www. proxyvote.com	Stockholders of record may call toll-free 1-800-690-6903	Follow the instructions in your proxy materials	Visit www.virtualshareholdermeeting.com/NVTA2022 and use the 16-digit control number included in your proxy materials

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PROPOSAL 1
Election of Directors

Directors and Nominees

Our amended and restated bylaws (“Bylaws”) provide that our board of directors shall consist of such number of directors as the board of directors may from time to time determine. Our board of directors currently consists of six directors. The authorized number of directors may be changed by resolution of our board of directors. Vacancies on our board of directors can be filled by resolution of our board. Our board of directors is divided into three classes, each serving staggered, three-year terms:

•	Our Class I directors are Geoffrey S. Crouse and Christine M. Gorjanc and their terms will expire at the 2023 annual meeting of stockholders;
•	Our Class II directors are Kimber D. Lockhart and Chitra Nayak and their terms will expire at the 2024 annual meeting of stockholders; and
•	Our Class III directors are Eric Aguiar and Sean E. George and their terms will expire at the Annual Meeting.

Two Class III directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2025 or until their successors are duly elected and qualified, with the other classes of directors continuing to serve for the remainder of their respective terms. The nominees receiving the highest number of affirmative votes will be elected as the Class III directors. The nominating and governance committee of the board has recommended, and our board of directors has designated, Eric Aguiar, M.D. and Sean E. George, Ph.D. as the nominees for Class III director to serve until the 2025 annual meeting of stockholders, and each has indicated to us that he will be able to serve. If one or both nominees are unable or decline to serve as a director at the time of the Annual Meeting, an event that we do not currently anticipate, proxies will be voted for any nominees designated by our board of directors, taking into account any recommendations of the nominating and governance committee, to fill such vacancy.

Certain biographical information and other information regarding the Class III nominees and the other members of our board of directors as of April 1, 2022 are set forth below:

•	Director Independence. 5 of the 6 individuals currently serving as directors are independent within the meaning of the listing standards of the New York Stock Exchange.
•	Director Diversity. 50% of our directors identify as female and 33% as an underrepresented minority.
•	Director Tenure. 66% of our directors have more than 5 years of tenure. The average tenure of our directors is approximately 7.8 years.
•	Director Age. Average age of our directors is approximately 53 years.
•	Director Skills. Our directors have the following diverse experiences and perspectives in areas that we believe are critical to the success of our business and to the creation of sustainable stockholder value: technology, biotechnology, finance, human rights and environmental sustainability, operations, risk management, cybersecurity, executive compensation and human capital management, ESG, global leadership, M&A, and public board experience.

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Class III Nominees

Age: 60 Director Since: 2010 Chair of the Board INDEPENDENT Committees: • Compensation • Nominating and Governance (Chair)

ERIC AGUIAR, M.D.

Since January 2016, Dr. Aguiar has been a partner at Aisling Capital, an investment firm specializing in products, technologies, and global businesses that advance health. Prior to Aisling Capital, from October 2007 to December 2015, he was a partner at Thomas, McNerney & Partners, a healthcare venture capital and growth equity firm. From 2001 to 2007, Dr. Aguiar was a Managing Director of HealthCare Ventures, a healthcare focused venture capital firm. Dr. Aguiar was Chief Executive Officer and a director of Genovo, Inc., a biopharmaceutical company focused on gene delivery and gene regulation, from 1998 to 2000. Since December 2020, he has served as a director of Biomea Fusion (Nasdaq: BMEA), Inc., a preclinical-stage biopharmaceutical company. Since 2019, he has served as a director of BridgeBio Pharma, Inc. (Nasdaq: BBIO), a commercial-stage biopharmaceutical company. Dr. Aguiar previously served as a director of Eidos Therapeutics, Inc., Biohaven Pharmaceutical Holding Company Ltd. (NYSE: BHVN) and Amarin Pharmaceuticals, each a public biopharmaceutical company, as well as on the boards of directors of numerous private companies including companies in the life sciences industry. Since September 2021, Dr. Aguiar has served as a director of Garuda Therapeutics, a company focused on developing blood stem cell therapies. He is a member of the Council on Foreign Relations. Dr. Aguiar received an M.D. with honors from Harvard Medical School and a B.A. in Arts and Sciences from Cornell University. Dr. Aguiar was also a Luce Fellow and is a Chartered Financial Analyst. We believe   that Dr. Aguiar is qualified to serve on our board of directors due to his extensive experience in the life sciences field, his experience on various public company boards, and his management and financial experience with life sciences companies.

Age: 48 Director Since: 2010

SEAN E. GEORGE, PH.D.

Dr. George is one of our co-founders and has been our Chief Executive Officer since January 2017, a position he also held from January 2010 through August 2012. Dr. George has served as our President since August 2012, and served as our Chief Operating Officer from August 2012 until January 2017. Prior to co-founding Invitae, Dr. George served as Chief Operating Officer of Navigenics, Inc., a personalized medicine company, from 2007 to November 2009. Prior to that, he served as Senior Vice President of Marketing and Senior Vice President, Life Science Business at Affymetrix, Inc., a provider of life science and molecular diagnostic products, as well as Vice President, Labeling and Detection Business at Invitrogen Corporation, a provider of tools to the life sciences industry, during his tenure there from 2002 to 2007. From September 2020 to July 2021, Dr. George served as a director of CM Life Sciences Inc., a life science-focused company that merged with Sema4 Holdings Corp. (Nasdaq: SMFR), a patient-centered health intelligence company. Dr. George holds a B.S. in Microbiology and Molecular Genetics from the University of California, Los Angeles, an M.S. in Molecular and Cellular Biology from the University of California, Santa Barbara, and a Ph.D. in Molecular Genetics from the University of California, Santa Cruz. We believe that Dr. George’s perspective as our co-founder and his current role as President and Chief Executive Officer qualify him to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE CLASS III NOMINEES SET FORTH ABOVE AS DIRECTORS OF THE COMPANY.

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Other Directors:

Age 58 Director Since: 2018 INDEPENDENT Committees: • Nominating and Governance

CHITRA NAYAK

Ms. Nayak serves as Senior Advisor to the Boston Consulting Group, a global consulting firm, since February 2022, an Advisor to Plum Alley Investments, a venture firm, since January 2021, and a Venture Partner for 1414 Ventures, a venture fund, since November 2020. From January 2019 to May 2021, she served as an adjunct faculty member at California State University’s M.B.A. program. Ms. Nayak served as the Chief Operating Officer of Comfy, Inc., a real-estate technology company in the machine learning and IoT space, from February 2017 to June 2018, when it was acquired by Siemens, and prior to that, the Chief Operating Officer of Funding Circle Ltd., an online peer-to-peer lending marketplace, from February 2015 to May 2016. Prior to joining Funding Circle, Ms. Nayak worked at Salesforce. com, a cloud computing company, for eight years, serving in a variety of roles including Chief Operating Officer of Platform from February 2013 to January 2015, Senior Vice President of Global Sales Development from February 2008 to January 2013 and Vice President of Marketing Strategy & Operations from February 2007 to January 2008. From 2004 to 2006, Ms. Nayak served as Vice President, Membership Products for California State Automobile Association, a provider of automobile insurance. From 1999 to 2003, Ms. Nayak served as Vice President, Strategy & Operations of Charles Schwab Corporation, an investment and brokerage firm. Prior to that, Ms. Nayak spent six years with the Boston Consulting Group and four years with a number of environmental engineering consulting firms. Since March 2021, Ms. Nayak has served as a director of Infosys Limited (NYSE: INFY), an information technology company and as a director of Forward Air Corporation (Nasdaq: FWRD). Since November 2020, she has served as a director of LifeWorks Inc. (XTSE: LWRK). Ms. Nayak serves on the boards of directors of Intercom, a messaging platform company, since January 2020, and UrbanFootprint, a social impact data platform company, since March 2021. Ms. Nayak holds a B.S. in Engineering from the Indian Institute of Technology, an M.S. in Environmental Engineering from Cornell University, and an M.B.A. from Harvard Business School (with honors). We believe that Ms. Nayak is qualified to serve on our board of directors due to her substantial experience scaling companies through high-growth phases as well as her background in operations and go-to-market strategies for complex businesses.

Age: 65 Director Since: 2015 INDEPENDENT Committees: • Audit (Chair) • Compensation

CHRISTINE M. GORJANC

Ms. Gorjanc currently serves on the boards of various public and private companies. Prior to her retirement, she served as the Chief Financial Officer of Arlo Technologies, Inc. (NYSE: Arlo), a home automation company, from August 2018 to June 2020. She previously served as the Chief Financial Officer of Netgear, Inc. (Nasdaq: NTGR), a provider of networking products and services, from January 2008 to August 2018, where she also served as Chief Accounting Officer from December 2006 to January 2008 and Vice President, Finance from November 2005 to December 2006. From September 1996 through November 2005, Ms. Gorjanc served as Vice President, Controller, Treasurer and Assistant Secretary for Aspect Communications Corporation, a provider of workforce and customer management solutions. From October 1988 through September 1996, she served as the Manager of Tax for Tandem Computers, Inc., a provider of fault-tolerant computer systems. Prior to that, Ms. Gorjanc served in management positions at Xidex Corporation, a manufacturer of storage devices, and spent eight years in public accounting with a number of public accounting firms. Since March 2021, Ms. Gorjanc has served as a director of Zymergen Inc. (Nasdaq: ZY), a biotechnology company. Since May 2019, she has served as a director of Juniper Networks, Inc. (NYSE: JNPR), a provider of AI-driven networking technology and services. We believe that Ms. Gorjanc is qualified to serve on our board of directors due to her extensive experience in the technology industry and her management and financial experience.

Age: 51 Director Since: 2012 INDEPENDENT Committees: • Audit • Compensation (Chair)

GEOFFREY S. CROUSE

Since July 2017, Mr. Crouse has served as Chief Executive Officer of Syneron Candela, a non-surgical aesthetic device company. From December 2015 to July 2017, Mr. Crouse was a consultant for private equity evaluating investment opportunities. Mr. Crouse served as Chief Executive Officer of Cord Blood Registry, a company that stores stem cells from umbilical blood and tissues, from September 2012 to August 2015 when it was sold to AMAG Pharmaceuticals, and served as Executive Vice President of AMAG until December 2015. From April 2011 through September 2012, Mr. Crouse was a consultant for private equity evaluating investment opportunities. He previously served as Chief Operating Officer at Immucor, Inc., an in vitro diagnostics company, from August 2009 to April 2011. Prior to Immucor, he served as Vice President of the life sciences business at Millipore Corporation, a provider of technologies, tools and services for the life sciences industry, from 2006 to 2009. Prior to that, he worked at Roche, a pharmaceuticals and diagnostics company, where he held various roles from 2003 to 2006. Mr. Crouse holds a B.A. in English and Japanese from Boston College and an M.B.A. and Masters of Public Health from the University of California, Berkeley. We believe that Mr. Crouse is qualified to serve on our board of directors due to his extensive experience in the life sciences industry and his management and financial experience with life sciences companies.

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Age 35 Director Since: 2020 INDEPENDENT Committees: • Audit • Nominating and Governance

KIMBER D. LOCKHART

Ms. Lockhart currently serves on the boards of private and public companies, including as a director of Beam Dental, a digital-first provider of dental benefits for businesses, since July 2019. Ms. Lockhart served in various capacities at 1Life Healthcare, Inc. (dba One Medical; Nasdaq: ONEM), a membership-based primary care platform, including as advisor from July 2021 to December 2021, Chief Technology Officer from March 2015 to June 2021, and Vice President of Engineering from April 2014 to March 2015. Ms. Lockhart holds a B.S. in Computer Science from Stanford University. We believe that Ms. Lockhart is an experienced technology leader and has scaled technology platforms to support rapid business growth and is therefore qualified to serve on our board of directors.

Director Nominations

Our board of directors nominates directors whose term is scheduled to expire at the next annual meeting of stockholders and elects new directors to fill vacancies when they arise. Our nominating and governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board for nomination or election.

Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills. Our governance guidelines contain membership criteria that call for candidates to be selected for their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. In addition, we expect each director to be committed to enhancing stockholder value and to have sufficient time to effectively carry out his or her duties as a director. Our nominating and governance committee also seeks to ensure that a majority of our directors are independent under the rules of the New York Stock Exchange (the “NYSE”) and that one or more of our directors is an “audit committee financial expert” under the rules of the Securities and Exchange Commission (the “SEC”).

The nominating and governance committee believes it appropriate for our President and Chief Executive Officer to participate as a member of our board of directors.

Prior to our annual meeting of stockholders, our nominating and governance committee identifies director nominees first by evaluating the current directors whose terms will expire at the annual meeting and who are willing to continue in service. The candidates are evaluated based on the criteria described above, the candidate’s prior service as a director, and the needs of the board of directors for any particular talents and experience. If a director no longer wishes to continue in service, if the nominating and governance committee decides not to re-nominate a director, or if a vacancy is created on the board of directors because of a resignation or an increase in the size of the board or other event, then the committee will consider whether to replace the director or to decrease the size of the board. If the decision is to replace a director, the nominating and governance committee will consider various candidates for board membership, including those suggested by committee members, by other board members, a director search firm engaged by the committee or our stockholders. Prospective nominees are evaluated by the nominating and governance committee based on the membership criteria described above and set forth in our governance guidelines. The nominating and governance committee will consider candidates recommended by stockholders. A stockholder who wishes to suggest a prospective nominee for our board of directors should notify the Secretary of the Company or any member of the nominating and governance committee in writing with any supporting material the stockholder considers appropriate.

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Director Independence

Our board of directors determined that Eric Aguiar, Geoffrey S. Crouse, Christine M. Gorjanc, Kimber D. Lockhart and Chitra Nayak are “independent directors” as defined under the rules of the NYSE. There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

The members of our compensation committee during 2021 were Geoffrey S. Crouse, Dr. Eric Aguiar and Christine M. Gorjanc. No member of our compensation committee in 2021 was at any time during 2021 or at any other time an officer or employee of ours. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Board Meetings

Our board of directors held 25 meetings during 2021. Each director attended at least 75% of the aggregate meetings held by our board of directors and the committees on which such director served. We do not have a policy that requires the attendance of directors at the Annual Meeting. Five of our directors attended the 2021 annual meeting of stockholders.

Meeting of Non-Management and Independent Directors and Communications with Directors

During meetings of our board of directors, our independent directors meet in an executive session without management or management directors present. The purpose of these executive sessions is to promote open and candid discussion among the non-management directors. Dr. Eric Aguiar, our independent Chair of the Board since January 2021, presides over the executive sessions of the independent directors. Our board of directors welcomes questions or comments about our Company and our operations. If you wish to communicate with our board of directors, including our independent directors, you may send your communication in writing to: Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103. You must include your name and address in the written communication and indicate whether you are a stockholder or interested party. The Secretary will review any communication received from a stockholder or interested party, and all material communications will be forwarded to the appropriate director or directors or committee of our board of directors based on the subject matter.

Board Committees

We have established an audit committee, compensation committee and nominating and governance committee, each of which operate under a charter that has been approved by our board of directors. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with the applicable requirements of, the Sarbanes-Oxley Act, and the current rules and regulations of the SEC and the NYSE. We intend to comply with future requirements as they become applicable to us. Each committee has the composition and responsibilities described below.

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Audit Committee

MEMBERS: • Christine M. Gorjanc (Chair) • Geoffrey S. Crouse • Kimber D. Lockhart NUMBER OF MEETINGS IN 2021: 6

FUNCTIONS:

Our audit committee assists our board of directors in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control, internal audit and legal compliance functions, and is directly responsible for the approval of the services performed by our independent registered public accounting firm and reviewing of their reports regarding our accounting practices and systems of internal accounting control. Our audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that such firm is independent of management. Our audit committee is also responsible for monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters. Our board of directors has determined that each of Ms. Gorjanc and Mr. Crouse is an audit committee financial expert, as defined by the rules promulgated by the SEC, and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE.

Compensation Committee

MEMBERS: • Geoffrey S. Crouse (Chair) • Eric Aguiar, M.D. • Christine M. Gorjanc NUMBER OF MEETINGS IN 2021: 2

FUNCTIONS:

Our compensation committee assists our board of directors in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee reviews and makes recommendations to our board of directors with respect to our major compensation plans, policies and programs. In addition, our compensation committee reviews and makes recommendations for approval by the independent members of our board of directors regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans. The compensation committee has the authority, in its sole discretion, to select, retain, or obtain the advice of, any adviser to assist in the performance of its duties, but only after taking into consideration all factors relevant to the adviser’s independence from management.

Our board of directors has established a Special Stock Incentive Plan Committee, the members of which are our President and Chief Executive Officer, our Chief Financial Officer or Chief Accounting Officer, and our Chief Talent Officer. The Special Stock Incentive Plan Committee has been delegated the authority to make awards or grants under our Stock Incentive Plan (including shares, options, or restricted stock units) to employees (including new employees), other than to any member of our board of directors and individuals designated by our board of directors as “Section 16 officers.”

Nominating and Governance Committee

MEMBERS: • Eric Aguiar, M.D. (Chair) • Kimber D. Lockhart • Chitra Nayak NUMBER OF MEETINGS IN 2021: 3

FUNCTIONS:

Our nominating and governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board of directors. In addition, our nominating and governance committee is responsible for overseeing our Corporate Governance Guidelines, and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating and governance committee also reviews the overall adequacy of our Corporate Social Responsibility and Environmental, Social and Governance strategy, initiatives and policies, including communications with employees, investors and other stakeholders. Ms. Nayak serves as the liaison between our nominating and governance committee and our Chief Sustainability Officer.

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Corporate Governance

Board Leadership Structure

Our board of directors continuously evaluates its leadership structure, taking into account the evolving needs of the business and the interests of our stockholders. Our board of directors believes that it is in the best interests of the Company and its stockholders to separate the Chair of the Board and Chief Executive Officer roles and for our Chair to be independent. Since January 2021, Dr. Aguiar, our longest serving independent director, has served as our independent Chair of the Board. Our board of directors believes that our current structure, with an independent Chair, gives our board of directors a strong leadership and corporate governance structure that best serves the needs of the Company and its stockholders.

The Chair of the Board:

•	presides at all meetings of our board of directors, and has the authority to call, and will lead, non-employee director sessions and independent director sessions;
•	approves board meeting agenda items and schedules;
•	helps facilitate communication between senior management and the independent directors;
•	works with committee chairs to oversee coordinated coverage of board responsibilities;
•	serves as an advisor to the Chief Executive Officer;
•	presides over all meetings of stockholders; and
•	participates and provides leadership on Chief Executive Officer performance evaluation and succession planning.

Role in Risk Oversight

Our board of directors is responsible for overseeing the overall risk management process at the Company. The responsibility for managing risk rests with executive management while the committees of our board of directors and our board of directors as a whole participate in the oversight process. Our board of directors’ risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long-term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, environmental, social and governance initiatives, cybersecurity, COVID-19, financial reporting, internal risk management and internal controls.

Form of Majority Voting for Uncontested Director Elections

Our Bylaws provide that if a majority of the votes cast for a director are marked “against” or “withheld” in an uncontested election, the director must promptly tender his or her irrevocable resignation for our board of directors’ consideration. In addition, our Corporate Governance Guidelines provide that the board shall nominate or elect as a director only persons who agree to tender, promptly following his or her election or re-election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re-election and (ii) the acceptance by the board of such resignation.

Proxy Access

Our Bylaws provide a proxy access provision stating that stockholders who meet the requirements set forth in our Bylaws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, eligible stockholders, or a group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials a limited number of director nominees constituting up to the greater of (i) two directors or (ii) 20% of the board (rounded down to the nearest whole number), subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our Bylaws.

Environmental, Social and Governance Oversight and Activities

Our board of directors has delegated to the nominating and governance committee oversight responsibility of our company-wide Corporate Social Responsibility (CSR) and Environmental, Social and Governance (ESG) strategy, initiatives and policies. Chitra Nayak serves on the nominating and governance committee and acts as the liaison between our board, our management team and our Chief Sustainability Officer on these matters.

The responsibility for implementing our ESG strategy and the day-to-day management has been delegated by our board of directors to the Chief Sustainability Officer, who leads the ESG Steering Committee. The ESG Steering Committee, a cross-functional group comprising leaders from ESG, people & culture, facilities, finance, legal, medical affairs, operations, global supply, employee health & safety, product and tech, external affairs, communications and commercial, guides and implements ESG strategy. The ESG team provides updates to our board quarterly.

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Additional information about our ESG activities is available in our ESG Report from March 2022, which, although not incorporated by reference into this Proxy Statement, is available at our website at www.invitae.com/social-responsibility.

Our core set of tenets represents the principles that direct our actions, enable us to make decisions at all levels of the organization and form the foundation of our sustainability efforts.

1.	Healthcare for humanity: Continue to support patients through all stages of life with an affordable, integrated solution of health information, digital solutions and data services that we believe will shape the genomic medicine era.
2.	Diversity, equity and inclusion: Build a diverse workforce, cultivate a workplace where everyone can be engaged, and advance inclusive research and health equity.
3.	Environmental stewardship: Make environmental issues such as reducing, reusing, and recycling a priority. Work to reduce the emissions footprint of the company with the eventual goal of achieving carbon neutrality.
4.	Transparency and trust: Continue to prioritize transparency, trust and corporate governance to hold Invitae accountable, measure success scientifically and ensure our long-term commitments to our patients are met.

Social

We advanced several initiatives in 2021 to expand access to and affordability of healthcare for a wider range of patients and to further our internal efforts on diversity, equity and inclusion. Our medical affairs and other groups across the company focused on access to affordable healthcare, equity in genetic testing, supporting genetic education and diversity in the genomics workforce, and enabling patients to power research and better clinical outcomes. Internally, we strengthened our programs in an effort to ensure equitable representation, engagement and advancement of all employees, especially those from historically underserved and disenfranchised communities, and the safety of our employees during COVID.

•	Through several research collaborations that we both sponsor and participate in, we seek to generate diverse genetic information to help improve public genomic databases and to publish results to improve the medical literature. We continue as an affiliate member in the eMERGE Study, a five-year National Institutes of Health (NIH)-supported study seeking to test 25,000 patients from underserved populations. We have launched several other domestic and international studies that expand genetic testing access to these groups.
•	As of December 31, 2021, approximately 63% of our U.S. workforce is White, 18% Asian, 8% Hispanic or Latino, 5% Black or African American, 4% two or more races and 2% not known based on our payroll system and individual self-identification. On our management team, 37% are people who identify as non-White.
•	Our workforce is approximately 55% female, and our management team is 25% female.
•	20% of employees are members of one or more of our nine active employee resource groups, including InvitASIANS, Latinx, BlackGenX, Rainbow Connection, Women in HealthCare, Vets-in-Genetics, Genetic Counseling at Invitae, Peer Soul Support Team and Women in Tech.
•	Our Enterprise Crisis Management Team along with our Employee Health and Safety Administrator comprise the Steering Committee for pandemic response responsible for ensuring our COVID-19 policies and practices meet all necessary standards and regulations. We instituted an EH&S Pandemic Plan across our Company. Our production facilities remained operational during the pandemic.

Environment

During 2021, we took steps to strengthen our environmental commitment. Our effectiveness in executing our environmental objectives begins with understanding our environmental impact and carbon footprint, and we began with assessing our Scope 1 and Scope 2 data.

•	We engaged a third-party expert to complete an in-depth analysis of our 2020 and 2021 emissions, water and waste data. With this insight, we established a baseline from which to facilitate ongoing measuring, managing and reporting of these factors. This foundation better positions us to improve internal tracking systems, launch eco-friendly initiatives, establish normalized / carbon intensity metrics, and set science-based targets to reduce our environmental footprint over time.
•	We established a Green Ambassadors Program (GAP) to coordinate our facility environmental sustainability-related practices. The role of the GAP is to advance our environmental sustainability programs (including carbon tracking), as well as to educate employees and encourage the use of best practices across sites.

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Governance

In 2021, we strengthened our governance efforts by reporting on our diversity, enhancing our compliance and security programs, progressing on ISO certifications and quality management programs, and adopting several new programs related to our supply chain.

•	Our board of directors reflects diversity in experience, skills, race, ethnicity, age and gender. As of December 31, 2021, 50% of our board members identify as female and 33% as an underrepresented minority. Our board of directors strives to find directors who are experienced and dedicated individuals with diverse backgrounds, perspectives and skills.
•	We have ethics and compliance policies and programs, including a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees, and training on these policies, with compliance tracked and overseen by our Chief Compliance Officer.
•	In January 2022, we adopted a Supplier Code of Conduct, which details our expectations for our suppliers and their subcontractors to comply with applicable laws and to operate their businesses in an ethical and sustainable manner.
•	We concurrently instituted a Human Rights Policy, which outlines the fundamental rights, freedoms and standards of treatment to which we believe all people are entitled. These rights include respect for labor rights, treating all people with dignity and respect, enabling a healthy and safe work environment, promoting ethical behavior and respecting privacy. We recognize that we are part of the communities in which we operate, and as part of our mission, we believe respect for human rights is integral to our business.
•	We have a robust privacy and data security program directed by our Chief Privacy Officer (CPO) and our Chief Information Security Officer (CISO). Ensuring that people own and control their genetic data has been one of our core principles from inception. We are committed to the privacy and security of all protected health information we create, receive, use, disclose and transmit. Our privacy practices and policies are posted on our privacy website at www.invitae.com/privacy.
•	As part of risk oversight, our board of directors oversees patient privacy and data security and receives a quarterly update from the CISO and our General Counsel. Our CPO reports to the General Counsel (who is also our Chief Compliance Officer). The CPO chairs our Data Use Committee (DUC), which is focused on data usage and sharing activities with the lens on privacy and regulatory compliance based on HIPAA, CLIA, GDPR (General Data Protection Regulation), the Common Rule and other such domestic and foreign rules. As a provider of clinical genetic testing services, we are a “covered entity” subject to the HIPAA Privacy Rule, Security Rule and Breach Notification Rule. Our Privacy and Security Compliance Program is subject to inspection by the Secretary of Health and Human Services (HHS) and the Office of Civil Rights (OCR) for the purpose of complaint investigation and monitoring our compliance with these three rules. We take a holistic approach toward information security with an equal focus on both its critical components—the people and the computing environment—to safeguard and protect customer data.

Certain Relationships and Related Party Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct and Ethics as discussed below. Additionally, we conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by our audit committee, as discussed below.

Corporate Governance Guidelines

Our board of directors has adopted written Corporate Governance Guidelines to ensure that the board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluations and succession planning, and board committees and compensation. The nominating and governance committee assists our board of directors in implementing and adhering to the Corporate Governance Guidelines. The Corporate Governance Guidelines are reviewed at least annually by the nominating and governance committee, and changes are recommended to our board of directors as warranted.

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Code of Business Conduct and Ethics

We believe that our corporate governance initiatives comply with the Sarbanes-Oxley Act and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of the NYSE. Our board of directors will continue to evaluate our corporate governance principles and policies.

Our board of directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations;
•	confidentiality;
•	conflicts of interest;
•	corporate opportunities;
•	competition and fair dealing;
•	payments or gifts from others;
•	health and safety;
•	insider trading;
•	protection and proper use of company assets; and
•	record keeping.

Our board of directors has also adopted a Code of Ethics for Senior Financial Officers applicable to our Chief Executive Officer and Chief Financial Officer as well as other key management employees addressing ethical behavior, compliance with law and reporting of material information. The Code of Business Conduct and Ethics and the Code of Ethics for Senior Financial Officers can only be amended by the approval of a majority of our board of directors. Any waiver to the Code of Business Conduct and Ethics for an executive officer or director or any waiver of the Code of Ethics for Senior Financial Officers may only be granted by our board of directors or a committee thereof and must be timely disclosed as required by applicable law. We have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

To date, there have been no waivers under our Code of Business Conduct and Ethics or Code of Ethics for Senior Financial Officers. We intend to disclose future amendments to certain provisions of these codes or waivers of such codes granted to executive officers and directors on our website at ir.invitae.com within four business days following the date of such amendment or waiver.

Corporate Governance Documents

Our Corporate Governance Guidelines, Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers, charters for each of the audit, compensation and nominating and governance committees and other corporate governance documents, are posted on the investor relations section of our website at ir.invitae.com under the heading “Governance — Governance documents.” In addition, stockholders may obtain a printed copy of these documents by writing to Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103.

Certain Relationships and Related Transactions

In addition to the compensation arrangements of our directors and named executive officers discussed elsewhere in this Proxy Statement or disclosed below, there were no transactions since January 1, 2021 to which we have been or will be a party, and in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with, or immediate family members of, any of the foregoing, had or will have a direct or indirect material interest.

In 2021, we paid $102,400 in membership fees and $211,485 in medical claims in the ordinary course of business to One Medical. Ms. Lockhart, our director, served as Chief Technology Officer of One Medical until June 2021.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Related Party Transaction Approval

We have adopted a written policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a related party transaction with us without the prior consent of our audit committee. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will approve only those transactions it determines are

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fair to and in the best interests of the Company, after considering the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

Director Compensation

The following table shows certain information with respect to the compensation of our non-employee directors during the fiscal year ended December 31, 2021:

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	(1)	All other compensation ($)	Total ($)
Eric Aguiar, M.D.	75,250	401,350	132,516		—	609,116
Geoffrey S. Crouse	55,000	296,650	98,825		—	450,475
Christine M. Gorjanc	60,000	296,650	98,825		—	455,475
Kimber D. Lockhart	42,500	296,650	98,825		—	437,975
Chitra Nayak	38,750	296,650	98,825		—	433,225
(1)	Amounts represent the aggregate fair value of the option awards computed as of the grant date of each award in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC 718) for financial reporting purposes, rather than amounts paid to or realized by the named individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.
The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding on December 31, 2021:

Name	Number of shares
Eric Aguiar, M.D.	37,400
Geoffrey S. Crouse	85,400
Christine M. Gorjanc	87,900
Kimber D. Lockhart	30,900
Chitra Nayak	60,400

Standard Compensation Arrangements

Employee directors do not receive any compensation for service as a member of our board of directors. We reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at board and committee meetings.

Cash Compensation

Each non-employee director is entitled to receive annual cash compensation for their service on our board of directors, payable quarterly in arrears. Annual compensation is pro-rated for non-employee directors with less than 12 months of service. Unpaid retainers are payable in full for the current fiscal year in the event of a change in control of our Company during that fiscal year. The annual retainer for service on our board of directors was $50,000.

Initial Equity Grants

Each non-employee director who joins our board of directors receives a fixed dollar value of $600,000 of stock, 75% of which is in the form of restricted stock units (“RSUs”), with one quarter of the RSUs vesting on each of the first four anniversaries of the director’s appointment, subject to the director’s continuous service as a member of our board of directors, and 25% of which is in the form of stock options using the Black-Scholes option-pricing model, with one quarter of the shares subject to the option vesting on the first anniversary of the director’s appointment or election to our board of directors and 1/48th of the shares subject to the option vesting on a monthly basis over the following three years, subject to the director’s continuous service as a member of our board of directors. The exercise price of the options will be the fair market value on the date of grant. If still vesting, the RSUs and the options will accelerate in full upon a change in control of our Company.

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Annual Equity Grants

Each non-employee director with at least 12 months of continuous service as of the date of each annual meeting of our stockholders is entitled to receive an annual award of a fixed dollar value of $425,000 of stock, 75% of which is in the form of RSUs vesting the following year and 25% of which is in the form of stock options using the Black-Scholes option-pricing model, vesting on a monthly basis over the following year. Directors with less than 12 months of continuous service as of such annual meeting are also entitled to receive such an award, but with the dollar value pro-rated to reflect their applicable portion of a full year of service. The exercise price of the options will be the fair market value on the date of grant. If still vesting, the RSUs and the options will accelerate in full upon a change in control of our Company.

Committee Compensation

The chair of the board of directors receives an annual fee of $50,000 in cash and an annual equity grant with a fixed dollar value of $150,000, 75% of which is in the form of RSUs vesting the following year and 25% of which is in the form of stock options using the Black-Scholes option-pricing model, vesting on a monthly basis over the following year. If still vesting, the RSUs and the options will accelerate in full upon a change in control of our Company. The chair of the audit committee receives an annual fee of $20,000 and the non-chair members of the audit committee receive an annual fee of $10,000. The chair of the compensation committee receives an annual fee of $15,000 and the non-chair members of the compensation committee receive an annual fee of $7,500. The chair of the nominating and governance committee receives an annual fee of $10,000 and the non-chair members of the nominating and governance committee receive an annual fee of $5,000. The lead independent director, if applicable, receives an annual fee of $25,000.

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Officers

Executive Officers

The names of our executive officers and their ages as of April 1, 2022 are as follows:

Name	Age	Position
Sean E. George, Ph.D.	48	President, Chief Executive Officer, Director and Co-Founder
Yafei (Roxi) Wen	49	Chief Financial Officer
Thomas R. Brida	51	General Counsel, Chief Compliance Officer and Secretary
Kenneth D. Knight	61	Chief Operating Officer
Robert L. Nussbaum, M.D.	72	Chief Medical Officer

Certain biographical information of our executive officers, excluding that of Dr. George, are set forth below:

Yafei (Roxi) Wen has served as our Chief Financial Officer since June 2021. Prior to joining Invitae, from February 2019 to June 2021, she served as the Chief Financial Officer at Mozilla Corporation, an open-source software company, overseeing finance and accounting, mergers and acquisitions, business development, data and analytics, information technology and engineering operations, workplace resources and sustainability. Prior to that, Ms. Wen served as the Chief Financial Officer at Elo Touch Solutions, a touch screen systems and components company, from April 2014 to February 2019, and General Electric Critical Power, an electronics power technology company, from 2008 to 2013, following experience driving capital market and business finance efforts as finance manager at Medtronic, a leading medical technology company, from 2002 to 2008. Ms. Wen holds a Bachelor of Economics from Xiamen University, is a CFA charterholder and has an M.B.A. from the University of Minnesota.

Thomas R. Brida has served as our General Counsel since January 2017, our Chief Compliance Officer since February 2019, and our Secretary since May 2019. Mr. Brida also served as our Deputy General Counsel from January 2016 to January 2017. Prior to joining Invitae, he was Associate General Counsel at Bio-Rad Laboratories, a life science research and clinical diagnostics manufacturer, from January 2004 to January 2016. Mr. Brida holds a B.A. from Stanford University and a J.D. from the University of California, Berkeley School of Law.

Kenneth D. Knight has served as our Chief Operating Officer since June 2020. Prior to joining Invitae, Mr. Knight most recently served as Vice President of transportation services at Amazon. com, Inc., a multinational and diversified technology company, from December 2019 to June 2020, and as Vice President of Amazon’s global delivery services, fulfillment operations and human resources from April 2016 to December 2019. Prior to his time at Amazon, from 2012 to March 2016, Mr. Knight served as general manager of material handling and underground business division at Caterpillar Inc., a manufacturer of machinery and equipment. Prior to that, Mr. Knight served in various capacities at General Motors Company, a vehicle manufacturer, for 27 years, including as executive director of global manufacturing engineering and as manufacturing general manager. Since June 2021, Mr. Knight serves as a director, and a member of the audit and finance committee, of Simpson Manufacturing Co. Inc. (NYSE: SSD), a construction product manufacturer. Mr. Knight holds a B.S. in Electrical Engineering from the Georgia Institute of Technology and an M.B.A from the Massachusetts Institute of Technology.

Robert L. Nussbaum, M.D. has served as our Chief Medical Officer since August 2015. From April 2006 to August 2015, he was chief of the Division of Genomic Medicine at UCSF Health where he also held leadership roles in the Cancer Genetics and Prevention Program beginning in January 2009 and the Program in Cardiovascular Genetics beginning in July 2007. From April 2006 to August 2015, he served as a member of the UCSF Institute for Human Genetics. Prior to joining UCSF Health, Dr. Nussbaum was chief of the Genetic Disease Research Branch of the National Human Genome Research Institute, one of the National Institutes of Health, from 1994 to 2006. He is a member of the National Academy of Medicine and a fellow at the American Academy of Arts and Sciences. Dr. Nussbaum is a board-certified internist and medical geneticist who holds a B.S. in Applied Mathematics from Harvard College and an M.D. from Harvard Medical School in the Harvard-MIT joint program in Health Sciences and Technology. He completed his residency in internal medicine at Barnes-Jewish Hospital and a fellowship in medical genetics at the Baylor College of Medicine.

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Other Section 16 Officer

Robert F. Werner, 48, has served as our Chief Accounting and Principal Accounting Officer since May 2020. Prior to that, Mr. Werner served as our Corporate Controller since September 2017. Prior to joining Invitae, from February 2015 to September 2017, Mr. Werner served as Vice President of Finance and Corporate Controller of Proteus Digital Health, Inc., a digital medicine pharmaceuticals company. Prior to that, Mr. Werner served as Corporate Controller and Principal Accounting Officer of CardioDx, Inc., a molecular diagnostics company, from March 2012 to February 2015. Mr. Werner is a Certified Public Accountant in California and started his career at Ernst & Young LLP. Mr. Werner holds a B.S. in Accounting and a Master of Accountancy in Professional Accounting from Brigham Young University’s Marriott School of Management.

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Executive Compensation

Compensation Discussion and Analysis

This section explains how our executive compensation program is designed and operates with respect to our named executive officers listed in the Summary Compensation Table below. Our named executive officers consist of individuals who served, during 2021, as our principal executive officer, our principal financial officer, the three most highly compensated executive officers (other than the principal executive officer and principal financial officer) who were serving as executive officers at the end of 2021, and a former executive officer. The named executive officers in 2021 were:

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Executive Summary

The objective of our executive compensation program is to ensure we meet our commitment to stakeholders, in the following order:

•	the needs of our customers;
•	motivating our employees to serve our customers; and
•	our long-term stockholder value.

We believe we can build long-term stockholder value by executing on our mission to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Our goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. Our executive compensation program takes into account the dynamic growth of our business and our focused execution on our core business model. Our executive compensation philosophy is focused on real pay delivery through the achievement of performance targets, which ultimately drives total stockholder return (“TSR”) and aligns our named executive officers with long-term stockholders.

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Financial Summary and Compensation Highlights

Our results in 2021, which exceeded our outlook a year ago, underscore the strength of our unique model for engaging patients and physicians early, delivering new and efficient ways to interact and provide information to those patients and support their providers at every step along the way. The growth in testing during this period demonstrates the value of our differentiated strategy of expanding access to and use of genetic information for all patients as they plan for a healthier life. Looking into 2022, we are confident in our continued ability to execute and integrate new technologies to expand our menu, services and data platform as we enter into this next phase of our business model on our way to establishing genome management as the future of medicine.

The highlights for 2021 are set forth below.

Performance Highlights

Key Business Drivers and Financial Metrics in 2021

*	Non-GAAP financial measures. A reconciliation to GAAP is presented in our press release attached as Exhibit 99.1 to our 8-K dated February 24, 2022.

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2021 CEO Pay

During 2021, we did not change the mix of our CEO pay which includes base salary, an annual performance-based restricted stock unit (“PRSU”) award, a RSU award, and an option award and we did not substantially change the amounts of the equity awards. Demonstrating our pay for performance philosophy, the grant date value of the annual equity grants in 2020 was based on a stock price of $16.17 on June 12, 2020 and $34.33 on September 3, 2020 compared to the equity grants in 2021 with a stock price of $34.90 on April 30, 2021. However, on March 12, 2022, the effective date of the compensation committee’s certification of the number of 2021 PRSUs that were earned, the closing stock price was $7.26. As a result, the 2021 total compensation as of that date, substituting the value of the PRSUs earned, was significantly less than the grant date total compensation as shown below:

	2021				2020
CEO Total Direct Compensation
Base Salary	$500,000				$451,346
Option
Number of Options	69,500				42,200
Grant Date Value	$1,560,991(1)				$423,507(2)
RSU
Number of RSUs	134,200				128,025
Grant Date Value	$4,683,580(1)				$2,096,950(2)
PRSU	As of date earned		As of grant date		As of date earned		As of grant date
Number of PRSUs	44,117		59,700		53,436		56,250
Value	$320,289	(3)	$2,083,530	(1)	$2,281,717	(4)	$909,562	(2)
TOTAL VALUE	$7,064,860	(5)	$8,828,101		$5,253,520	(5)	$3,881,365
(1)	The grant date value of the annual equity grants in 2021 was based on a stock price of $34.90 on April 30, 2021.
(2)	The grant date value of the annual equity grants in 2020 based on a stock price of $16.17 on June 12, 2020 and $34.33 on September 3, 2020.
(3)	The value of the PRSUs earned for 2021 based on the closing stock price of $7.26 on March 12, 2022, the effective date of the compensation committee’s certification of the number of 2021 PRSUs that were earned.
(4)	The value of the PRSUs earned for 2020 based on the closing stock price of $42.70 on March 12, 2021, the effective date of the compensation committee’s certification of the number of 2020 PRSUs that were earned.
(5)	The values reported in the Summary Compensation Table are different than the total earned because they are based on the grant date value of the annual equity awards and the target values of the PRSUs.

Our Compensation Program Benefits Our Stockholders

We are committed to sound executive compensation policies and practices, as highlighted in the following table.

What We Do	What We Do Not Do
Rigorous, objective performance goals	No “golden parachute” gross-ups
Limited perquisites	No dividends paid on unvested shares
Clawback policy covering cash incentives and stock awards	No options/SARs granted below fair market value
Independent compensation consultant and compensation committee	No repricing of options without stockholder approval
Annual risk assessment of compensation policies and programs	No excessive severance
No guaranteed salary increases, bonuses, or long-term incentive awards

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Listening to Our Stockholders

Invitae relies on stockholder outreach as well as more formal channels to communicate with stockholders, including the opportunity for stockholders to cast a non-binding advisory vote regarding executive compensation at Invitae’s annual meeting of stockholders. In evaluating our compensation practices in fiscal 2021, the compensation committee was mindful of the support our stockholders expressed for Invitae’s philosophy and practice of linking compensation to operational objectives and the enhancement of stockholder value.

Our Say-on-Pay approval rating was 98.4% of the votes cast in 2021. The compensation committee took this vote into account in designing and implementing the 2021 program. Based on input from our stockholders and our proxy advisors, we increased the number of performance metrics for our PRSUs from one to four.

During 2021, the compensation committee continued to monitor our executive compensation programs to ensure compensation is aligned with company performance. The compensation committee will continue to seek out and consider stockholder feedback in the future and administer the pay for performance program in the interests of stockholders.

Compensation Philosophy

Real Pay Delivery

We compensate our named executive officers for achievement of short and long-term financial and operating goals and have competitive base salaries with no perks, excessive severance, or deferred compensation.

Attract, Develop and Retain Key Talent

Our compensation program is designed to attract executives with appropriate expertise and experience and is flexible enough to adapt to economic, social and regulatory changes while considering the compensation programs of our peer companies.

Stakeholder Alignment

Our compensation program is aligned not only with stockholder interests but also with the interests of our customers and our employees.

Compensation Components

Pay Mix

We establish total direct compensation for our named executive officers consisting of the following components:

•	Base Salary: A market salary at competitive levels that sufficiently covers a fixed income component the employee can rely on. The fixed salary is set at a level that provides the ability to attract talent and promote long-term retention.
•	Annual Incentive: PRSUs are earned based on achieving goals set annually by management and the compensation committee. In 2021, the named executive officers were eligible for the shares based on achievement of certain operating targets.
•	Time-Based Restricted Stock Unit Awards: Long-term equity incentive earned based on continued employment over a period of three years.
•	Option Awards: Option awards reward our named executive officers with stock price appreciation and are intended to ensure retention of our named executive officers by using longer vesting periods.

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Fiscal 2021 Compensation

The main elements of our executive compensation program include: (1) base salary, (2) PRSUs, (3) time-based RSU awards, and (4) time-based option awards. We describe each of these elements below and explain what we paid in 2021 and why.

The compensation committee’s independent compensation consultant, Compensia, reviewed our named executive officers’ 2021 compensation and noted the base salary and short- and long-term equity incentives are competitive with the amounts paid by peers and are reflective of market practice by having the majority of total compensation based on short- and long-term incentives.

CEO and Other NEOs’ Pay Mix

*	Does not include Ms. Wen’s signing bonus because it is not a component of the main elements of our regular executive compensation program.

Base Salary

In the spring of 2020, the base salaries of our executive officers that were approved for 2020 were reduced as part of the Company’s response to the COVID-19 pandemic. Effective January 1, 2021, the base salaries of our named executive officers were restored to pre-reduction levels that were approved for 2020: Dr. George: $500,000; Mr. Knight $500,000; Mr. Brida $425,000; and Ms. Guyer $425,000. Mr. Nussbaum’s salary was increased to $400,000 ($25,000 increase from 2020) as result of the annual salary review process. In connection with her hiring and appointment as Chief Financial Officer, a base salary of $475,000 was approved for Ms. Wen. Ms. Wen also received a $500,000 signing bonus payment, which must be repaid if she resigns before the anniversary of her start date. Effective October 21, 2021, Ms. Guyer’s salary was increased as part of the annual salary review process.

Annual Incentive Awards

Under our 2021 Executive Management Incentive Compensation Plan (the “Incentive Plan”) effective as of January 1, 2021, our named executive officers were eligible to receive incentive compensation in the form of PRSUs based on achievement of four performance measures, which include cash burn, revenue, selling and marketing expense as a percentage of revenue, and accession volume. For 2021, PRSU target amounts for our named executive officers were as follows:

2021 Target Incentive Amounts
Name	PRSU (#)
Sean E. George, Ph.D.	59,700
Yafei (Roxi) Wen	19,900
Kenneth D. Knight	19,900
Thomas R. Brida	19,900
Robert L. Nussbaum, M.D.	19,900
Shelly D. Guyer	—

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The company performance measured for the named executive officers were:

Annual Incentive Program Performance Goal	% of 2021 Target PRSUs
Revenue	25%
Selling and Marketing Expense as Percent of Revenue*	25%
Accession Volume	25%
Cash Burn (excluding acquisitions)*	25%

As determined by the compensation committee, the revenue threshold, target, maximum and the actual results for 2021 were as follows:

	Revenue	Payout
2021 Threshold	$371.25 million	75%
2021 Target	$495 million	100%
2021 Maximum	$610 million	123%
2021 Actual	$460.4 million	93%

As determined by the compensation committee, the selling and marketing expense as a percentage of revenue threshold, target and maximum and the results for 2021 were as follows:

	Selling and Marketing Expense as Percent of Revenue*	Payout
2021 Threshold	58.75%	75%
2021 Target/Maximum	47%	100%
2021 Actual	44%	100%
*	Non-GAAP financial measure. A reconciliation to GAAP selling and marketing expense is presented in our press release attached as Exhibit 99.1 to our 8-K dated February 24, 2022, and is further adjusted to remove certain stock-based compensation expenses.

The earned PRSU levels also depend on attainment of specific accession volume goals. We do not disclose our accession volume goals because we consider it competitively harmful to make that information public. This portion of the PRSU award is calculated based on a percentage of goals attained, with a maximum possible attainment of 125%. The accession volume goal was achieved at approximately 103%.

The cash burn performance targets and thresholds were not achieved, and the payout for this portion of the PRSU award was 0%.

To the extent actual performance fell between two discrete points as set forth in the charts above, linear interpolation was used to determine the payout percentage for each goal.

Based on the 2021 audited financial results, our compensation committee determined the PRSUs earned at approximately 74%. On March 12, 2022, the compensation committee accordingly granted the following PRSUs, with one half of the total PRSUs vesting on March 12, 2022 and the remaining PRSUs vesting on March 12, 2023, subject to continued employment:

2021 Incentive Plan Payouts
Name	PRSU (#)
Sean E. George, Ph.D.	44,117
Yafei (Roxi) Wen	14,705
Kenneth D. Knight	14,705
Thomas R. Brida	14,705
Robert L. Nussbaum, M.D.	14,705
Shelly D. Guyer	—

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Restricted Stock Units

On April 30, 2021, our named executive officers, other than Ms. Wen and Ms. Guyer, were granted RSUs that vest in three equal installments, with one third vesting on each of May 15, 2022, the second third of such shares on May 15, 2023, and the final third of such shares on May 15, 2024, subject to such named executive officer’s continued service. Based on her transition from CFO to a new role as head of our ESG initiatives, Ms. Guyer received an award on May 6, 2021 equal to 27,000 RSUs that vest in four equal installments, with 25% of the award vesting on each of May 15, 2021, May 15, 2022, May 15, 2023, and May 15, 2024 and an award on September 24, 2021 equal to 34,000 RSUs that vest in three equal installments, with one third vesting on each of August 15, 2022, the second third of such shares on August 15, 2023, and the final third of such shares on August 15, 2024 with each award subject to continuous service. As part of an adjustment resulting from the change to the review process timeline, Ms. Guyer also received an award on October 5, 2021 equal to 183 RSUs that fully vested on November 15, 2021. Ms. Wen received her annual award on June 21, 2021, subject to continuous service, equal to 125,000 RSUs that vest in three equal installments, with one third vesting on each of May 15, 2022, the second third of such shares on May 15, 2023, and the final third of such shares on May 15, 2024.

Name	RSU (#)
Sean E. George, Ph.D.	134,200
Yafei (Roxi) Wen	125,000
Kenneth D. Knight	44,700
Thomas R. Brida	44,700
Robert L. Nussbaum, M.D.	44,700
Shelly D. Guyer	61,183

Option Awards

On April 30, 2021, our named executive officers, other than Ms. Wen and Ms. Guyer, were granted options to purchase shares of common stock with an exercise price of $34.90 per share, our closing stock price on the grant date. The option awards vest over four years with 25% of the award vesting on the one-year anniversary of the grant date and 1/48th of the award vesting each month thereafter, subject to such named executive officer’s continued service. The stock options are valued at $22.46 per share, reflecting a grant date stock price of $34.90 and a Black-Scholes value of 64.36%.

2021 Options
Name	Option (#)
Sean E. George, Ph.D.	69,500
Yafei (Roxi) Wen	–
Kenneth D. Knight	23,200
Thomas R. Brida	23,200
Robert L. Nussbaum, M.D.	23,200
Shelly D. Guyer	–

Other Perquisites and Benefits

We provide limited perquisites to our named executive officers that do not exceed the disclosure threshold. We have a 401(k) plan but no deferred compensation plan for executives. In April 2021, our board of directors approved change in control and severance agreements for our named executive officers, which provide for customary severance and change of control benefits as recommended by the compensation committee’s independent compensation consultant and competitive with our peer group. The severance and change in control agreements are further described in the “Potential Payments upon Termination or Change in Control” section below.

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Compensation Governance Components

Compensation Governance Provisions

The following policies and the chart below align management and stockholder interests, and mitigate any potential incentive for management to take inappropriate risks:

•	Insider Trading Policy: This policy is distributed to all employees, directors and contractors. All employees, directors and contractors are prohibited from buying or selling during predetermined closed window periods. In addition, executive officers and directors are required to obtain pre-clearance from our General Counsel or Chief Financial Officer prior to making any trades or entering into any 10b5-1 trading plans. All directors and executive officers are required to enter into 10b5-1 plans.
•	Hedging and Pledging: All executive officers, directors, and employees are prohibited from hedging or pledging stock under our Insider Trading and Communications Policy. We made exceptions to our no-pledging policy for our Chief Executive Officer for real property purchase and construction costs, and for an employee.
•	Claw-backs: In April 2020, we adopted a policy pursuant to which compensation paid based on performance, including annual equity compensation, is subject to a “claw-back” policy. This policy enables the compensation committee, if it determines appropriate and subject to applicable laws, to seek reimbursement from executive officers of:
•	the incremental portion of cash incentive awards paid to executive officers in excess of the awards that would have been paid based on the restated financial results; and
•	the incremental share of our common stock settled for PRSUs in excess of the shares of our common stock that would have been settled for such PRSUs based on the restated financial results, or the value of such incremental shares to the extent an executive officer sells any incremental shares.
•	Severance and Change of Control Agreement: In April 2021, our board of directors approved change in control and severance agreements for our named executive officers. These agreements provide for customary change in control and severance benefits which were recommended by the compensation committee’s independent compensation consultant and are competitive with our peer group. See the section entitled “Potential Payments upon Termination or Change in Control” for a more complete description of these payments.

Compensation Program Risk Management

Our board of directors and the compensation committee are required to assess whether our compensation policies and practices and, in particular, our performance-based compensation practices, encourage executive officers or other employees to take unnecessary or unreasonable risks that could threaten the long-term value of the Company or that are reasonably likely to have a material adverse effect on the Company. Management believes that our practices adequately manage this risk because:

•	our executive compensation is benchmarked by our independent compensation consultant to our peers;
•	bonuses are capped;
•	our bonus plan preserves discretion to permit the compensation committee to elect not to pay otherwise achieved bonus amounts for any reason;
•	a meaningful component of compensation is equity grants with extended vesting periods designed to ensure that our executives value and focus on our long-term performance; and
•	executive compensation is subject to our “claw-back” policy.

Compensation Process

The compensation committee begins its process of deciding how to compensate our named executive officers by considering the competitive market data provided by our People & Culture team and Compensia. The compensation committee engaged Compensia to provide prospective advice and recommendations on competitive market practices and compensation decisions.

Peer Selection Methodology, Rationale and Comparison

Beginning in 2020, Compensia began reviewing our peer group using a defined methodology that identifies companies with attributes reasonably and objectively like ours in terms of industry, industry profile, size, and market capitalization to revenue ratio and profit margins. Below is the list of the peer companies used for 2021 compensation decisions:

10x Genomics*	BioMarin Pharmaceutical*	Natera
ACADIA Pharmaceuticals*	CareDx	Neogen*
Acceleron Pharma*	Exact Sciences*	Nevro
Adaptive Biotechnologies	Guardant Health	Quidel
Alnylam Pharmaceuticals*	Horizon Therapeutics*	Sarepta Therapeutics*
Arrowhead Pharmaceuticals*	iRhythm Technologies	Vir Biotechnology*
*	New peer group companies.

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In 2021, we determined that the above peer group remained reasonable for purposes of competitive comparison and made no changes to our peer group for 2022.

How We Use Our Peer Group

The positions of our named executive officers are compared to their counterpart positions in our peer group, and the compensation levels for comparable positions in that peer group are examined for guidance in determining:

•	base salaries;
•	performance bonuses; and
•	the amount and mix of long-term, equity-based incentive awards.

The compensation committee establishes base salaries, variable cash incentive awards, and long-term, equity-based incentive awards on a case-by-case basis for each named executive officer taking into account, among other things, individual and company performance, role expertise and experience and the competitive market, advancement potential, recruiting needs, internal equity, retention requirements, unrealized equity gains, succession planning and best compensation governance practices. The compensation committee does not tie individual compensation to specific target percentiles.

Making Decision and Policies

The compensation committee seeks input and recommendations from our Chief Executive Officer and our People & Culture team, but makes all executive compensation and benefits determinations without delegation. Our Chief Executive Officer also does not participate in determinations with respect to his own compensation. Compensia provides the compensation committee assistance in satisfying its duties, but Compensia will not undertake a project for management except at the request of the compensation committee chair, in the capacity of the compensation committee’s agent, and where such a project is in direct support of the compensation committee’s charter. The compensation committee assessed the independence of Compensia in 2021, taking into consideration applicable SEC rules and regulations, and NYSE independence factors regarding advisor independence, and believes that there are no conflicts of interest. The major topics covered at each compensation committee meeting are reported to the board of directors.

Tax Implications

The Company considers the effects of Section 162(m) of the Internal Revenue Code, which generally disallows the tax deduction for compensation in excess of $1 million for certain covered individuals. The compensation committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the compensation committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

Compensation Committee Report

The following report of the compensation committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Invitae Corporation under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and those discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021.

Compensation Committee

Geoffrey S. Crouse, Chair
Eric Aguiar, M.D.
Christine M. Gorjanc

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Summary Compensation Table

The following table sets forth information concerning the total compensation of the following persons, whom we refer to as our named executive officers: our Chief Executive Officer, our current and former Chief Financial Officer and our three other most highly compensated individuals who were serving as executive officers of the Company on December 31, 2021.

Name and principal position	Fiscal Year	Salary ($)	(1)	Stock Awards ($)	(2)	Option Awards ($)	(3)	Non-Equity Incentive Plan Compensation ($)	(4)	All Other Compensation ($)	Total ($)
Sean E. George, Ph.D. President and Chief Executive Officer	2021	500,000		6,767,110		1,560,991		—		153	8,828,254
	2020	451,346		3,006,513		423,507		—		—	3,881,365
	2019	500,000		2,714,400		2,105,110		166,788		—	5,486,298
Yafei (Roxi) Wen Chief Financial Officer	2021	246,635		4,830,966		—		—		—	5,077,601
Shelly D. Guyer(5) Chief Sustainability Officer, Former Chief Financial Officer	2021	429,904		1,822,299		—		—		540	2,252,742
	2020	383,644		1,423,933		196,700		—		—	2,004,277
	2019	425,000		2,488,200		—		141,769		—	3,054,969
Thomas R. Brida General Counsel, Chief Compliance Officer and Secretary	2021	425,000		2,254,540		521,079		—		—	3,200,619
	2020	348,752		1,424,071		196,700		—		—	1,969,523
Kenneth D. Knight(6) Chief Operating Officer	2021	500,000		2,254,540		521,079		—		500,066	3,775,685
	2020	250,000		10,760,750		—		—		—	11,010,750
Robert L. Nussbaum, M.D. Chief Medical Officer	2021	391,346		2,254,540		521,079		—		—	3,166,965
	2020	338,510		1,418,887		196,700		—		—	1,954,097
	2019	375,000		2,488,200		—		125,091		—	2,988,291
(1)	The salary amounts reflect the actual base salary payments earned by our named executive officers in the applicable fiscal year.
(2)	The amounts in this column represent the aggregate fair value of the stock awards computed as of the grant date of each award in accordance with ASC 718, which was determined using the closing price of our common stock on the date of grant. With respect to fiscal 2021 and in addition to the grant of stock options and time-based RSUs, we granted PRSUs as part of the Incentive Plan. The PRSUs were granted and valued on April 30, 2021 at $34.90 per share, and the incoming CFO’s grants approved, dated and valued on June 21, 2021 at $33.34 per share, the closing price of our common stock on the date of the grant, and assuming the target number of shares would be earned at the end of the 2021 fiscal year performance period. The actual PRSU payouts to our named executive officers were determined on January 27, 2022, effective March 12, 2022, at approximately 74% of target based on fiscal 2021 performance goals. With respect to fiscal 2021, the amounts shown for the PRSUs represent performance at target. See the section entitled “Compensation Discussion and Analysis” for a more complete description of the PRSUs granted during fiscal 2021.
(3)	The amounts in this column represent the aggregate fair value of the option awards computed as of the grant date of each award in accordance with ASC 718 for financial reporting purposes, rather than amounts paid to or realized by the individual. See the notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021 for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options. There can be no assurance that option awards will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with ASC 718.
(4)	The amounts in this column represent the annual cash incentive awards paid under the Incentive Plan for performance during fiscal 2019.
(5)	Ms. Guyer became our Chief Sustainability Officer in June 2021. Prior to that, Ms. Guyer served as our Chief Financial Officer since June 2017.
(6)	All Other Compensation includes a signing bonus paid in 2020 and subject to repayment if Mr. Knight resigned within a year of his date of hire.

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Grants of Plan-Based Awards Table

The following table presents information regarding grants of plan-based awards to each of our named executive officers during the fiscal year ended December 31, 2021:

		Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock		All Other Option Awards:		Exercise	Grant Date
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units (#)	(2)	Number of Securities Underlying Options (#)	(3)	or Base Price of Option Awards ($/Share)	Fair Value of Stock and Option Awards ($)
Sean E. George, Ph.D.	4/30/2021	42,536	59,700	67,162	—		—		—	2,083,530
	4/30/2021	—	—	—	134,200		—		—	4,683,580
	4/30/2021	—	—	—	—		69,500		34.90	1,560,991
Yafei (Roxi) Wen	6/21/2021	14,178	19,900	22,387	—		—		—	663,466
	6/21/2021	—	—	—	125,000		—		—	4,167,500
Shelly D. Guyer	5/6/2021	—	—	—	27,000	(4)	—		—	795,420
	9/24/2021	—	—	—	34,000	(5)	—		—	1,022,040
	10/5/2021	—	—	—	183	(6)	—		—	4,839
Thomas R. Brida	4/30/2021	14,178	19,900	22,387	—		—		—	694,510
	4/30/2021	—	—	—	44,700		—		—	1,560,030
	4/30/2021	—	—	—	—		23,200		34.90	521,079
Kenneth D. Knight	4/30/2021	14,178	19,900	22,387	—		—		—	694,510
	4/30/2021	—	—	—	44,700		—		—	1,560,030
	4/30/2021	—	—	—	—		23,200		34.90	521,079
Robert L. Nussbaum, M.D.	4/30/2021	14,178	19,900	22,387	—		—		—	694,510
	4/30/2021	—	—	—	44,700		—		—	1,560,030
	4/30/2021	—	—	—	—		23,200		34.90	521,079
(1)	These PRSUs were approved by the board of directors on April 30, 2021 as part of the Incentive Plan and actual PRSU payouts were determined on January 27, 2022, effective March 12, 2022, at approximately 74% of target based on achievement of fiscal 2021 performance goals. The awards vest in equal installments on March 12, 2022 and March 12, 2023. The fair value of the PRSUs is based on the closing price of our common stock on the grant date and the target number of PRSUs. The grant date for Ms. Wen’s grant was June 21, 2021, and the fair value of these PRSUs is based on the closing price of our common stock on June 21, 2021.
(2)	These RSUs were approved by the board of directors on the grant date indicated as part of the Incentive Plan. The awards vest annually over 3 years in equal installments on each of May 15, 2022, 2023 and 2024, subject to continued service, unless otherwise indicated. The fair value of the RSUs is based on the closing price of our common stock on the grant date.
(3)	These options were granted pursuant to the 2015 Stock Incentive Plan (the “2015 Stock Plan”) on April 30, 2021 and have a 10-year term in which 25% of the shares vest on the first anniversary of the grant date and 1/48th of the shares pursuant to the grant vest monthly thereafter for 36 months.
(4)	These RSUs were approved by the board of directors on the grant date indicated as part of the Incentive Plan. The award vests in four equal installments, with 25% of the award vesting on each of May 15, 2021, May 15, 2022, May 15, 2023 and May 15, 2024, subject to continued service.
(5)	These RSUs were approved by the board of directors on the grant date indicated as part of the Incentive Plan. The award vests in three equal installments, with one third vesting on each of August 15, 2022, August 15, 2023 and August 15, 2024, subject to continued service.
(6)	These RSUs were approved by the board of directors on the grant date indicated as part of the Incentive Plan. The award fully vested on November 15, 2021.

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Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding equity awards for each of our named executive officers as of December 31, 2021:

		Option Awards					Stock Awards
Name	Date Granted	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that have not Vested (#)		Market Value of Shares or Units of Stock that have not Vested ($)	(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	(1)
Sean E. George, Ph.D.	4/30/2021	—	69,500	34.90	4/30/2031	(2)	134,200	(3)	2,049,234		59,700	(4)	911,619
	6/12/2020	15,825	26,375	16.17	6/12/2030	(2)	84,367	(5)	1,288,284		26,718	(6)	407,984
	5/2/2019	93,645	51,355	24.16	5/2/2029	(2)	—		—		—		—
	7/14/2019	—	—	—	—		—		—		33,357	(7)	509,361
	6/22/2018	175,000	25,000	8.08	6/22/2028	(2)	—		—		—		—
	2/3/2017	252,648	—	9.06	2/3/2027	(8)	—		—		—		—
	3/31/2016	70,000	—	10.23	3/31/2026	(8)	—		—		—		—
	8/4/2015	180,000	—	9.90	8/4/2025	(8)	—		—		—		—
	10/15/2014	35,000	—	8.70	10/15/2024	(8)	—		—		—		—
Yafei (Roxi) Wen	6/21/2021	—	—	—	—		125,000	(3)	1,908,750		19,900	(4)	303,873
Shelly D. Guyer	9/24/2021	—	—	—	—		34,000	(9)	519,180		—		—
	5/6/2021	—	—	—	—		20,250	(10)	309,218		—		—
	6/12/2020	7,350	12,250	16.17	6/12/2030	(2)	39,434	(5)	602,157		12,468	(6)	190,386
	7/14/2019	—	—	—	—		—		—		30,578	(7)	466,926
	6/12/2017	100,000	—	9.18	6/12/2027	(8)	—		—		—		—
Thomas R. Brida	4/30/2021	—	23,200	34.90	4/30/2031	(2)	44,700	(3)	682,569		19,900	(4)	303,873
	6/12/2020	7,350	12,250	16.17	6/12/2030	(2)	39,434	(5)	602,157		12,468	(6)	190,386
	7/14/2019	—	—	—	—		—		—		26,408	(7)	403,250
	3/31/2016	2,100	—	10.23	3/31/2026	(8)	—		—		—		—
	2/1/2016	9,000	—	7.01	2/1/2026	(8)	—		—		—		—
Kenneth D. Knight	4/30/2021	—	23,200	34.90	4/30/2031	(2)	44,700	(3)	682,569		19,900	(4)	303,873
	8/4/2020	—	—	—	—		166,667	(11)	2,545,005		—		—
Robert L. Nussbaum, M.D.	4/30/2021	—	23,200	34.90	4/30/2031	(2)	44,700	(3)	682,569		19,900	(4)	303,873
	6/12/2020	7,350	12,250	16.17	6/12/2030	(2)	39,434	(5)	602,157		12,468	(6)	190,386
	7/14/2019	—	—	—	—		—		—		30,578	(7)	466,926
	3/31/2016	53,594	—	10.23	3/31/2026	(8)	—		—		—		—
	8/4/2015	40,080	—	9.90	8/4/2025	(8)	—		—		—		—

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(1)	The aggregate dollar value is calculated using the closing price of our common stock on December 31, 2021, the last trading day of fiscal 2021, of $15.27.
(2)	The option vests as to 25% of the shares on the one-year anniversary of the grant date and 1/48th of the shares vest each month thereafter over the remaining three years, subject to continued service.
(3)	The RSUs vest in three equal installments, with one third of the total award vesting on each of May 15, 2022, 2023 and 2024, subject to continued service.
(4)	Represents the target number of PRSUs approved by our board of directors on April 30, 2021 as part of the Incentive Plan and actual PRSU payouts were approved by the compensation committee on January 27, 2022, effective March 12, 2022, at approximately 74% of target based on fiscal 2021 performance goals. One half of the awards vest on March 12, 2022 and the remainder will vest on the first anniversary thereof, subject to continued service.
(5)	The RSUs vest in three equal installments, with one third of the total award vesting on each of June 12, 2021, 2022 and 2023, subject to continued service.
(6)	Represents the actual PRSU payouts based on fiscal 2020 revenue performance. One half of the awards vested on March 12, 2021 and the remainder vested on the first anniversary thereof, subject to continued service.
(7)	Represents actual PRSU payouts based on fiscal 2019 revenue performance. The awards vest in three equal installments, with one third of the total award vesting on each of March 12, 2020, 2021 and 2022, subject to continued service.
(8)	The option is fully vested.
(9)	The RSUs vest in three equal installments, with one third of the total award vesting on each of August 15, 2022, 2023 and 2024, subject to continued service.
(10)	The RSUs vest in four equal installments, with one fourth of the total award vesting on each of May 15, 2021, 2022, 2023 and 2024, subject to continued service.
(11)	The RSUs vest in three equal installments, with one third of the total award vesting on each of May 15, 2021, 2022 and 2023, subject to continued service.

Potential Payments upon Termination or Change in Control

In April 2021, our board of directors approved change in control and severance agreements for our named executive officers. These agreements provide for customary change in control and severance benefits which were recommended by the compensation committee’s independent compensation consultant and are competitive with our peer group.

Each agreement provides that, upon a change in control, performance-based equity awards will be deemed achieved at target for any unfinished performance period, will convert to time-vesting at target, and will continue to vest in accordance with any service-based vesting condition specified in the award agreement, subject to acceleration upon an involuntary termination within three months prior to or 12 months following the change in control.

In addition, each agreement provides that if the named executive officer is terminated by us without cause or is otherwise involuntarily terminated, as such terms are defined in the agreement, within three months prior to or 12 months following a change in control, the named executive officer will be entitled to receive (i) a lump sum cash severance payment equal to 100% (150% for our CEO) of the named executive officer’s annual base salary, (ii) any earned but unpaid annual bonus, (iii) a lump sum cash payment equal to 12 months (18 months for our CEO) of COBRA premiums, and (iv) acceleration of vesting as to 100% of the executive’s then outstanding unvested equity awards subject to time-based vesting.

Under the change in control and severance agreements, each named executive officer is also entitled to severance if the named executive officer is terminated without cause or otherwise involuntarily terminated other than in connection with a change in control. Specifically, each named executive officer is entitled to (i) a lump sum cash payment equal to 100% (150% for our CEO) of the named executive officer’s annual base salary, (ii) any earned but unpaid annual bonus, and (iii) a lump sum payment equal to 12 months (18 months for our CEO) of COBRA premiums. Payment of such severance benefits is subject to the named executive officer’s execution and delivery of an effective release of claims.

Should any portion of a named executive officer’s severance or other benefits constitute a “parachute payment” under Section 280G of the Internal Revenue Code, and therefore become subject to an excise tax under Section 4999 of the Internal Revenue Code, then such named executive officer shall receive the better of (i) the full amount of the severance and other benefits under the severance and change in control agreement or (ii) a lesser amount of the severance and other benefits such that no portion of such benefits is subject to an excise tax, in each case on an after-tax basis. We do not “gross up” our named executive officers for any 280G related excise taxes.

The following table sets forth potential payments payable to our current executive officers upon termination of employment or a change in control if the associated triggering event were to have occurred on December 31, 2021 under the change in control and severance agreements and provisions that existed on such date. For accelerated equity awards, the amounts reflect the difference between the per share exercise price as of fiscal year end and the closing market price per share as of fiscal year end, $15.27. The amounts listed in the table below are in addition to benefits generally available to our employees upon termination of employment, such as distributions from the 401(k) plan. The compensation committee may in its discretion revise, amend or add to the benefits if it deems advisable.

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Name	Termination Without Cause or Involuntary Termination; No Change in Control ($)	Termination Without Cause or Involuntary Termination with Change in Control ($)	Change in Control
Sean E. George, Ph.D.
Salary	750,000	750,000	—
Bonus	—	—	—
Equity Acceleration	—	5,346,232	—
Benefits Continuation	37,010	37,010	—
Yafei (Roxi) Wen
Salary	475,000	475,000	—
Bonus	—	—	—
Equity Acceleration	—	2,212,623	—
Benefits Continuation	24,673	24,673	—
Shelly D. Guyer
Salary	446,250	446,250	—
Bonus	—	—	—
Equity Acceleration	—	2,087,867	—
Benefits Continuation	20,881	20,881	—
Thomas R. Brida
Salary	425,000	425,000	—
Bonus	—	—	—
Equity Acceleration	—	2,182,236	—
Benefits Continuation	6,952	6,952	—
Kenneth D. Knight
Salary	500,000	500,000	—
Bonus	—	—	—
Equity Acceleration	—	3,531,447	—
Benefits Continuation	14,487	14,487	—
Robert L. Nussbaum, M.D.
Salary	400,000	400,000	—
Bonus	—	—	—
Equity Acceleration	—	2,245,912	—
Benefits Continuation	8,216	8,216	—

Option Exercises and Stock Vested Table

The following table sets forth the dollar amounts realized pursuant to the vesting or exercise of equity-based awards by each of our named executive officers for the fiscal year ended December 31, 2021:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	(2)
Sean E. George, Ph.D.	83,333	2,538,904		135,592	4,751,840
Yafei (Roxi) Wen	—	—		—	—
Shelly D. Guyer	—	—		111,362	3,731,867
Thomas R. Brida	—	—		86,926	3,014,773
Kenneth D. Knight	—	—		120,833	3,455,782
Robert L. Nussbaum, M.D.	39,776	703,267		104,429	3,540,690
(1)	Represents a cash exercise of the option for which we calculated the value realized based on the difference between the fair market value of our common stock on the date of exercise minus the exercise price of the option.
(2)	Value realized upon vesting of RSUs is computed by multiplying the number of shares of common stock underlying RSUs that vested by the closing price of our common stock on the vesting date.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Dr. Sean E. George, our Chief Executive Officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified our median compensated employee from 2,957 full-time and part-time workers who were included as employees on our payroll records as of December 31, 2021 based on year-to-date base salary, bonus, commissions and equity as included in their W-2 forms, with conforming adjustments for employees who were hired during that period but did not work the full 12 months. We excluded the following number of employees from our foreign subsidiaries: Canada (27), EMEA (78), APAC (39) and LATAM (9).

The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $8,828,254, as reported in the Summary Compensation Table of this Proxy Statement. The 2021 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $164,339. The ratio of our CEO’s annual total compensation to our median employee’s total annual compensation for fiscal year 2021 is 54 to 1.

The price of our common stock experienced significant volatility in 2021 which impacts the CEO pay ratio. In the calculations above, restricted stock units were valued at $34.90 and option awards at $22.46, based on the closing price of our common stock on the date of grant. In 2020, when our CEO pay ratio was 28 to 1, restricted stock units were valued at $16.17 and option awards at $10.04. If the 2021 CEO pay ratio were calculated based on the closing price of our common stock on December 31, 2021, our CEO’s annual total compensation would be $4,144,191, and our median employee’s annual total compensation would be $143,877, and the ratio of our CEO’s annual total compensation to our median employee’s total annual compensation would be 29 to 1.

Equity Compensation Plan Information

The following table summarizes the number of shares of common stock to be issued upon the exercise of outstanding options, warrants and rights granted to our employees, consultants and directors, as well as the number of shares of common stock remaining available for future issuance under our equity compensation plans as of December 31, 2021.

Name	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	19,280,776	(1)	$ 11.98	12,342,718	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	19,280,776		$ 11.98	12,342,718
(1)	Excludes 10,238,013 shares issuable pursuant to acquisitions. The weighted average exercise price in column (b) does not take into account these RSUs and PRSUs.
(2)	Represents 10,243,592 shares available for future issuance under the 2015 Stock Plan and 2,099,126 shares available for future issuance under our Employee Stock Purchase Plan (the “ESPP”) as of December 31, 2021. No shares of common stock are available for future issuance under our 2010 Stock Plan other than to satisfy the exercise of stock options granted under that plan prior to its termination upon the closing of our initial public offering in February 2015.
The 2015 Stock Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2016, equal to the lesser of (x) 4% of the number of shares of common stock outstanding on the last day of the immediately preceding fiscal year or (y) if our board of directors acts prior to the first day of the fiscal year, such lesser amount that our board of directors determines for purposes of the annual increase for that fiscal year. As of January 1, 2022, the 2015 Stock Plan was increased by 9,124,629 shares pursuant to such evergreen provision.
The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for purchase under such plan shall be increased on the first day of each year beginning in 2016, equal to the lesser of (x) 1% of the number of shares of common stock outstanding on such date or (y) a lesser amount determined by our board of directors. As of January 1, 2022, the ESPP was increased by 2,281,157 shares pursuant to such evergreen provision.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of April 8, 2022, which is the record date for the Annual Meeting (the “Record Date”), as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the Summary Compensation Table, (3) each of our directors and director nominees and (4) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

The percentage of our common stock beneficially owned is based on [•] shares of common stock outstanding as of April 8, 2022, the Record Date for the Annual Meeting. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable, or RSUs that vest, in each case, within 60 days of April 8, 2022. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Except as otherwise set forth in footnotes to the table below, the address of each of the persons listed below is c/o Invitae Corporation, 1400 16th Street, San Francisco, California 94103.

Name and address of beneficial owner	Number of shares beneficially owned	Percentage of shares beneficially owned
Named Executive Officers and Directors:
Sean E. George, Ph.D.(1)	1,501,388	*
Yafei (Roxi) Wen(2)	45,730	*
Shelly D. Guyer(3)	264,432	*
Thomas R. Brida(4)	179,927	*
Kenneth D. Knight(5)	207,987	*
Robert L. Nussbaum, M.D.(6)	273,929	*
Eric Aguiar, M.D.(7)	37,400	*
Geoffrey S. Crouse(8)	104,659	*
Christine M. Gorjanc(9)	87,900	*
Kimber D. Lockhart(10)	20,400	*
Chitra Nayak(11)	58,733	*
All current executive officers and directors as a group (11 persons)(12)	2,782,485	1.2%
5% Stockholders:
ARK Investment Management LLC(13)	26,700,813	11.7%
The Vanguard Group and affiliated entities(14)	19,445,884	8.5%
Sumitomo Mitsui Trust Holdings, Inc. and affiliated entities(15)	18,998,453	8.3%
BlackRock, Inc. and affiliated entities(16)	17,484,785	7.7%
Casdin Capital, LLC and affiliated entities(17)	12,203,669	5.3%
*	Represents beneficial ownership of less than 1%.
(1)	Includes options to purchase 884,293 shares of common stock that are exercisable and 44,733 RSUs vesting within 60 days of April 8, 2022. Dr. George has entered into arrangements under which he has pledged 471,718 shares of common stock to secure a loan with a financial institution. Such loan has or will have various requirements to repay all or portion of the loan upon the occurrence of various events, including when the price of common stock goes below certain specified levels. Dr. George may need to sell shares of our common stock to meet these repayment requirements. Upon a default under this loan, the lender could sell the pledged shares into the market without limitation on volume or manner of sale.
(2)	Includes 41,666 RSUs vesting within 60 days of April 8, 2022.
(3)	Includes options to purchase 109,391 shares of common stock that are exercisable and 6,750 RSUs vesting within 60 days of April 8, 2022.
(4)	Includes options to purchase 26,774 shares of common stock that are exercisable and 14,900 RSUs vesting within 60 days of April 8, 2022.

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(5)	Includes options to purchase 6,283 shares of common stock that are exercisable and 98,233 RSUs vesting within 60 days of April 8, 2022.
(6)	Includes options to purchase 109,348 shares of common stock that are exercisable and 14,900 RSUs vesting within 60 days of April 8, 2022.
(7)	Includes options to purchase 25,900 shares of common stock that are exercisable and 11,500 RSUs vesting within 60 days of April 8, 2022.
(8)	Includes options to purchase 76,900 shares of common stock that are exercisable and 8,500 RSUs vesting within 60 days of April 8, 2022.
(9)	Includes options to purchase 79,400 shares of common stock that are exercisable and 8,500 RSUs vesting within 60 days of April 8, 2022.
(10)	Includes options to purchase 11,900 shares of common stock that are exercisable and 8,500 RSUs vesting within 60 days of April 8, 2022.
(11)	Includes options to purchase 50,233 shares of common stock that are exercisable and 8,500 RSUs vesting within 60 days of April 8, 2022.
(12)	Includes options to purchase 1,380,422 shares of common stock that are exercisable and 266,682 RSUs vesting within 60 days of April 8, 2022.
(13)	According to Amendment No. 7 to Schedule 13G filed on February 9, 2022 by ARK Investment Management LLC (“ARK”), ARK has sole voting power with respect to 22,774,255 of the shares, sole dispositive power with respect to 26,700,813 of the shares and shared voting power with respect to 2,924,833 of the shares. The principal address for ARK is 3 East 28th Street, 7th Floor, New York, NY 10016.
(14)	According to Amendment No. 2 to Schedule 13G filed on February 10, 2022 by The Vanguard Group (“Vanguard”), Vanguard, in its capacity as investment adviser, may be deemed to beneficially own 19,445,884 shares, and has shared voting power with respect to 225,309 of the shares, sole dispositive power with respect to 19,038,814 of the shares, and shared dispositive power with respect to 407,070 of the shares. The principal address for Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(15)	According to Amendment No. 2 to Schedule 13G filed jointly on February 4, 2022 by Sumitomo Mitsui Trust Holdings, Inc. (“SMTH”) and Nikko Asset Management Co., Ltd. (“NAM”), and Amendment No. 2 to Schedule 13G filed on February 14, 2021 by Nikko Asset Management Americas, Inc. (“Nikko”), SMTH and NAM have shared voting and dispositive power with respect to 18,998,453 of the shares and Nikko has shared voting power with respect to 17,338,562 of the shares and shared dispositive power with respect to 18,998,453 of the shares. The shares reported by each of SMTH and NAM, as parent holding companies, are owned, or may be deemed to be beneficially owned by their subsidiary Nikko, which is classified as an investment adviser. The shares reported by Nikko, as subsidiary to SMTH and NAM, are owned, or may be deemed to be beneficially owned, by SMTH and NAM. The principal address for SMTH is 1-4-1 Marunouchi, Chiyoda-ku, Tokyo 100-8233, Japan. The principal address for NAM is Midtown Tower, 9-7-1 Akasaka, Minato-ku, Tokyo 107-6242, Japan. The principal address for Nikko is 605 Third Avenue, 38th Floor, New York, NY 10158.
(16)	According to Amendment No. 1 to Schedule 13G filed on February 3, 2022 by BlackRock, Inc. (“BlackRock”), BlackRock has sole voting power with respect to 16,929,904 of the shares and sole dispositive power with respect to 17,484,785 of the shares on behalf of itself and the following subsidiaries: Aperio Group, LLC, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd. The principal address for BlackRock is 55 East 52nd Street, New York, NY 10055.
(17)	According to Amendment No. 2 to Schedule 13G filed jointly on February 14, 2022 by Casdin Capital, LLC (“Casdin Capital”), Casdin Partners Master Fund, L.P. (“Casdin LP”), Casdin Partners GP, LLC (“Casdin LLC”) and Eli Casdin, Casdin Capital and Eli Casdin have shared voting and dispositive power with respect to 12,203,669 shares, and Casdin LP and Casdin LLC have shared voting and dispositive power with respect to 12,065,217 of the shares. The principal address for the entities and individual affiliated with Casdin Capital is 1350 Avenue of the Americas, Suite 2600, New York, NY 10019.

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Report of the Audit Committee

The audit committee operates under a written charter adopted by the board of directors. A link to the audit committee charter is available on our website at www.invitae.com. All members of the audit committee meet the independence standards established by the NYSE.

In performing its functions, the audit committee acts in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, who, in their report, express an opinion on the conformity of the Company’s annual financial statements with accounting principles generally accepted in the United States. It is not the duty of the audit committee to plan or conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting.

Within this framework, the audit committee has reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2021. The audit committee has also discussed with the independent registered public accounting firm, Ernst & Young LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board and the SEC. In addition, the audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence.

Based upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

Audit Committee

Christine M. Gorjanc, Chair
Geoffrey S. Crouse
Kimber D. Lockhart

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PROPOSAL 2

Amendment to our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock

Background

Our Restated Certificate currently authorizes us to issue a total of 400,000,000 shares of common stock, $0.0001 par value per share. On April 1, 2022, after careful consideration, our board of directors unanimously approved an amendment to the Restated Certificate to authorize an additional 200,000,000 shares of common stock (the “Amendment”), subject to stockholder approval. Our board of directors has unanimously determined that the Amendment is advisable and in the best interests of the Company and our stockholders, and, in accordance with the General Corporation Law of the State of Delaware, hereby seeks approval of the Amendment by our stockholders.

Proposed Amendment

Our board of directors is proposing the Amendment, in substantially the form attached hereto as Appendix A, to increase the number of authorized shares of our common stock from 400,000,000 shares to 600,000,000 shares. Of the 400,000,000 shares of common stock currently authorized by the Restated Certificate and as of the Record Date, [•] shares of common stock were issued and outstanding which excludes, as of December 31, 2021: (i) 3,034,307 shares of common stock issuable upon exercise of stock options outstanding under our equity incentive plans, with a weighted-average exercise price of $11.98 per share; (ii) 16,246,742 shares of common stock issuable upon vesting of RSU under our equity incentive plans; (iii) 10,242,337 shares of common stock available for future issuance under our 2015 Stock Incentive Plan; (iv) 2,099,126 shares of common stock available for future issuance under our Employee Stock Purchase Plan; and (v) 10,238,013 shares of common stock that may be issuable in connection with indemnification hold-backs and contingent consideration related to our acquisitions. Also excluded are (i) 9,124,629 and 2,281,157 additional shares of common stock available for future issuance under our 2015 Stock Incentive Plan and our Employee Stock Purchase Plan, respectively, as of January 1, 2022, (ii) shares that may be issuable in the future in connection with our 2.00% Convertible Senior Notes due 2024, (iii) shares that may be issuable in the future in connection with our 1.50% Convertible Senior Notes due 2028, and (iv) shares that may be issued pursuant to our Sales Agreement with Cowen and Company, LLC, dated May 4, 2021. No changes to the Restated Certificate are being proposed with respect to the number of authorized shares of preferred stock. Other than the proposed increase in the number of authorized shares of common stock, the Amendment is not intended to modify the rights of existing stockholders in any respect.

Reasons for the Amendment

Our board of directors believes the Amendment is advisable and in the best interests of the Company and our stockholders. Invitae is endeavoring to fundamentally change the way healthcare is delivered, using genetic information as a basis for many decisions that impact human life and wellness. Progress toward this goal has been substantial in the decade since the Company was founded, but we believe more investment and growth are ahead of us as we build out a platform that is capable of leading and supporting this fundamental change.

Approval of the Amendment would make available for future issuance a sufficient number of authorized shares of common stock to provide us with appropriate flexibility to issue shares for future corporate needs. The additional authorized shares would provide us with increased financing and capital raising flexibility to support our need for additional capital. An increase in capital would support the growth of our business and could be used for other business and financial purposes that our board of directors deems are in the Company’s best interest, including the acquisition of other companies, businesses or products in exchange for common stock, attraction and retention of employees through the issuance of additional securities under our equity incentive plans, and implementation of stock splits and issuance of dividends in the future.

Without an increase in the number of authorized shares of common stock, the Company may be constrained in its ability to raise capital to support our business objectives, and the Company may lose important business opportunities, including to competitors, which could adversely affect our financial performance and growth.

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The additional authorized shares of common stock would enable us to act quickly in response to capital raising and other corporate opportunities that may arise (as described above), in most cases without the necessity of holding a special stockholders’ meeting and obtaining further stockholder approval before the issuance of common stock could proceed, except as may be required by applicable law or the listing rules of the NYSE, or any other stock exchange on which our securities may be listed.

Other than issuances pursuant to equity incentive plans (or upon the exercise of securities issued pursuant to equity incentive plans), or as otherwise described above, as of the date of this Proxy Statement, we have no current plans, arrangements or understandings regarding the issuance of any additional shares of common stock that would be authorized pursuant to this proposal, and there are no negotiations pending with respect to the issuance thereof for any purpose. However, we review and evaluate potential capital raising activities, transactions and other corporate opportunities on an ongoing basis to determine if any such actions would be in the best interests of the Company and our stockholders.

Our management has recently communicated its goals to decrease cash burn, enhance operational excellence and chart a pathway to positive cash flow in the coming years. Our management believes the availability of additional authorized common stock for issuance, above that envisioned at the time of the company’s initial public offering, allows for the flexibility to act in the interest of stockholder value when opportunities arise.

Rights of Additional Authorized Shares

The additional authorized shares of common stock, if and when issued, would be part of the existing class of common stock and would have the same rights and privileges as the shares of common stock currently outstanding. Stockholders do not have preemptive rights with respect to our common stock. Therefore, should our board of directors determine to issue additional shares of common stock, existing stockholders would not have any preferential rights to purchase such shares in order to maintain their proportionate ownership thereof.

Potential Effects of the Amendment

The increase in the number of authorized shares of common stock will not have any immediate effect on the rights of our existing stockholders. Our board of directors will have the authority to issue the additional shares of common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or the listing rules of the NYSE or any other stock exchange on which our securities may be listed. The issuance of additional shares of common stock will decrease the relative percentage of equity ownership of our existing stockholders, thereby diluting the voting power of their common stock, and, depending on the price at which the additional shares are issued, may also be dilutive to any future earnings per share of our common stock.

Although we have no immediate plans to do so, we could use the additional authorized shares of common stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions would be consummated on favorable terms or at all, that they would enhance stockholder value or that they would not adversely affect our business or the trading price of our common stock. Any such transactions may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results. The authorization of additional shares of common stock could also have an anti-takeover effect, in that the additional shares could be issued to oppose a hostile takeover attempt or delay or prevent changes in control or management of the Company. For example, without further stockholder approval, our board of directors could sell shares of our common stock in a private transaction to purchasers who would oppose a takeover attempt or favor our current board of directors. Although this proposal to increase the number of authorized shares of common stock has been prompted by business and financial considerations and not by any current or threatened hostile takeover attempt, stockholders should be aware that approval of this proposal could facilitate future attempts by the Company to oppose changes in control of the Company and to perpetuate our then-current management, including the opposition of transactions in which the stockholders might otherwise receive a premium for their shares over then-current market prices.

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Effectiveness of the Amendment and Required Vote

If the Amendment is approved by our stockholders, the Amendment will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State, which filing is expected to occur promptly after the Annual Meeting. If the Amendment is not approved by our stockholders, the Restated Certificate will not be amended and the number of authorized shares of common stock will remain unchanged. The affirmative vote of the holders of a majority of the shares of our common stock issued and outstanding is required to approve the Amendment. As a result, abstentions will have the effect of a vote “AGAINST” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK.

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PROPOSAL 3

Non-Binding Advisory Vote on Executive Compensation

Section  14A of the Securities Exchange Act of 1934 (the  “Exchange Act”) requires U.S. public companies to provide stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the Company’s 2020 annual meeting of stockholders, a majority of our stockholders voted in favor of holding an advisory vote to approve the compensation of the Company’s named executive officers every year. Our board of directors considered this voting result and decided to hold the vote every year, until the next non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers, which is expected to be at the 2026 annual meeting of stockholders.

As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long-term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2021 compensation of our named executive officers.

Each year since 2020, we sought, and received, approval for our executive compensation program. In addition, in 2020, we sought, and received, approval to hold a “say-on-pay” vote each year. Accordingly, we are again asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or the compensation committee of the board. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL 4

Ratification of Appointment of Independent Registered Public Accounting Firm

The audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Ernst & Young LLP has audited our financial statements since 2013. Representatives of Ernst & Young LLP are expected to attend the virtual Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table sets forth the fees billed by Ernst & Young LLP for audit and other services rendered:

	Year ended December 31,
(In thousands)	2021 ($)	2020 ($)
Audit Fees(1)	3,249	2,545
Audit-related Fees(2)	1,696	1,442
Tax Fees	—	—
All Other Fees(3)	—	90
	4,945	4,077

(1)	Audit fees include fees and out-of-pocket expenses, whether or not yet invoiced, for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, as well as services in connection with regulatory filings or engagements.
(2)	Audit-related fees consist of fees incurred for procedures in connection with acquisitions and consultation regarding financial accounting and reporting matters.
(3)	All other fees consist of the cost of our subscription to an accounting research tool provided by Ernst & Young LLP.

Pre-approval Policies and Procedures

In connection with our initial public offering, our audit committee established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. All of the services provided were pre-approved to the extent required. During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC. Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. However, our board of directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of our Company and our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL 5

Stockholder Proposal to Elect Each Director Annually

In accordance with SEC rules, we have set forth below a stockholder proposal, along with a supporting statement, exactly as submitted by James McRitchie. Mr. McRitchie has notified us that he is the beneficial owner of 130 shares of Invitae’s common stock and intends to present the following proposal at the 2022 Annual Meeting. Mr. McRitchie’s address is 9295 Yorkship Court, Elk Grove, CA 95758. The stockholder proposal will be required to be voted upon at the 2022 Annual Meeting only if properly presented. The stockholder proposal and supporting statement is shown below and outlined by a box to distinguish it from statements of Invitae. The graphic below was submitted as part of the stockholder proposal.

Stockholder Proposal and Supporting Statement – Proposal 5 – Elect Each Director Annually

RESOLVED: Invitae Corp (“Company”) shareholders ask that our Company take all the steps necessary to reorganize the Board of Directors into one class with each director subject to election each year for a one-year term.

Supporting Statement: Arthur Levitt, former Chairman of the Securities and Exchange Commission said, “In my view it’s best for the investor if the entire board is elected once a year. Without annual election of each director shareholders have far less control over who represents them.”

Almost 90% of S&P 500 and Fortune 500 companies have adopted this vital reform. Annual elections are widely viewed as a best practice. Most investors believe Annual election of each director makes directors more accountable, thereby improving performance and increasing company value.

Shareholder resolutions on this topic won 16 of 18 votes at companies in 2019, 2020, and 2021, most by a wide margin.

According to BlackRock, “Directors should be elected annually to discourage entrenchment and allow shareholders sufficient opportunity to exercise their oversight of the board.” Vanguard generally votes for proposals to declassify an existing board and votes against management or shareholder proposals to create a classified board.

According to Equilar, a trusted leader for corporate leadership data:

A classified board creates concern among shareholders because poorly performing directors may benefit from an electoral reprieve. Moreover, a fraternal atmosphere may form from a staggered board that favors the interests of management above those of shareholders. Since directors in a declassified board are elected and evaluated each year, declassification promotes responsiveness to shareholder demands and pressures directors to perform to retain their seat. Notably, proxy advisory firms ISS and Glass Lewis both support declassified structures.

Consider our Company’s overall corporate governance: We cannot call special meetings or act by written consent and certain amendments require a supermajority.

Our Company’s bioscience is second to none. Our corporate governance should meet the same high standards.

Enhance Shareholder Value, Vote FOR Elect Each Director Annually – Proposal 5

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Invitae’s Statement in Opposition to Proposal 5

Our board of directors recommends a vote AGAINST Proposal 5

Invitae’s board of directors has carefully considered the stockholder proposal seeking to declassify the board and require the annual election of all of Invitae’s directors and believes that its implementation would undermine our ability to act in the long-term best interest of our stockholders. The board believes that our classified board structure benefits all stockholders and better protects long-term stockholder value. Accordingly, our board of directors unanimously recommends a vote AGAINST this proposal.

Long-Term Focus, Stability and Continuity

We are committed to strong corporate governance, and our board regularly reviews our governance structure, including our classified board. Our board is divided into three classes, with each class serving a three-year term. We believe the longer term encourages our directors to make decisions in the long-term interest of Invitae and our stockholders. In contrast, annual election of all directors can, in some cases, lead to short-term focus or a concentration on only immediate results, which can discourage or impair long-term investments, improvements and initiatives.

Invitae’s classified board structure also creates stability and continuity on the board of directors and ensures that, at any given time, the board of directors is comprised of experienced directors who are familiar with our business, strategic goals, history and culture. We believe our current three-year terms are tailored to enable our existing and future directors to develop substantive knowledge about our specific operations and goals, which better positions them to make long-term strategic decisions that are in the best interest of our stockholders. If our board of directors were to be declassified, it could be replaced in a single year with directors who are unfamiliar with Invitae’s business, strategic goals, history and culture. In contrast, a classified board structure allows for orderly change alongside continuity as new directors with fresh perspectives interact and work with experienced directors.

Enhancing Director Independence

We believe that three-year terms for our directors ensure that our board as a whole is able to take a longer-term view with respect to Invitae and our business, thereby strengthening our non-management directors’ independence from special interest groups or other parties whose short-term goals may not be in the best interests of all of our stockholders. A classified board structure also assists us in attracting and retaining highly qualified directors who are willing to commit the time and resources necessary to understand our operations, strategies and competitive environment. We believe that agreeing to serve a three-year term demonstrates a nominee’s commitment to us and our strategic growth and success over the long term.

Provides for Accountability to Stockholders

All directors, regardless of the length of their term, have a fiduciary duty under the law to act in a manner they believe to be in the best interests of Invitae and all of our stockholders. The classified board structure still provides for accountability to stockholders. At each annual meeting, Invitae’s stockholders have the opportunity to evaluate and elect approximately one-third of the board.

Protects Stockholder Value

The classified board reduces Invitae’s vulnerability to certain potentially abusive takeover tactics. Because only one-third of the directors are elected at any annual meeting of stockholders, it is impossible to elect an entire new board of directors or even a majority of the board of directors at a single meeting. Incumbent directors always represent a majority of the board of directors and are in a position to negotiate with activists while protecting the interests of all stockholders.

A classified board does not preclude a takeover, but rather encourages potential acquirers to initiate arms-length negotiations with seasoned directors and provides our board of directors with the time and flexibility necessary to evaluate the adequacy and fairness of a proposed offer, consider alternative methods of maximizing stockholder value, protect stockholders against abusive tactics during a takeover process, and, as appropriate, negotiate the best possible return for all stockholders.

Declassification of our board of directors would undercut these benefits and could make us a target for unsolicited hostile overtures from investor groups focusing on short-term financial gains. In particular, in recent years, hedge funds and other activist investors have increasingly used the threat of a proxy fight to pressure boards to take actions that we believe produce short-term gains at the expense of strategies designed to achieve meaningful long-term stockholder value. We believe our classified board structure to be an effective means of protecting long-term stockholder interests against these types of abusive tactics.

Prevalence

We believe the prevalence of classified boards is more common in peer companies in our industry and with a market capitalization similar to ours than in larger companies. Our board of directors believes that maintaining our classified board not only provides the benefits described above, but is also consistent with the governance approach adopted by similar companies.

Classified boards remain significantly more common among technology and life sciences companies in the Silicon Valley 150 (SV 150) than among the S&P 100 companies, with 83.7% of Invitae’s peer group in the SV 150 having a classified board as of the 2021 proxy season. 52.1% of the SV 150 had a classified board, compared to 3% of the S&P 100. As the below graph illustrates, declassifying boards has been a trend among the largest public companies, but not among Silicon Valley companies. This reflects the reality that the takeover defense of a classified board is less compelling for some larger companies due to their size and the dispersion of their stockholders.

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This data was obtained from page 35 of Fenwick & West LLP’s “Corporate Governance, Practices and Trends; A Comparison of Large Public Companies and Silicon Valley Companies – 2021 Proxy Season” (http://fenwick.com/corporategovernance) authored by Partner Dave A. Bell and Counsel Ron C. Llewellyn, published on January 12, 2022. The 2021 Fenwick – Bloomberg Law SV 150 List utilized on page 35 and throughout the report ranks the largest public technology and life sciences companies in Silicon Valley by revenue.

Summary

Our stockholders should be aware that this proposal is simply a request that our board of directors take the necessary steps to elect directors annually. Declassification of the board of directors requires an amendment to our Amended and Restated Bylaws, which must be adopted pursuant to the procedures set forth therein. A vote in favor of this proposal, therefore, would constitute a recommendation that the board of directors initiate this amendment process. For all of the reasons stated above, however, the board does not believe that such amendment is in the best interests of our stockholders.

After careful consideration of this proposal, the board of directors has determined that continuation of our classified board structure is appropriate and in the best long-term interests of Invitae and our stockholders. The board believes that the benefits of a classified board structure do not come at the expense of accountability and that the long-term focus, stability, enhanced director independence, and takeover protections provided by a staggered board structure are appropriate for Invitae and contribute to the success of Invitae for the benefit of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” THE STOCKHOLDER PROPOSAL (PROPOSAL 5).

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. These persons are required to furnish us with copies of all Forms 3, 4 and 5 they file. Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them with respect to transactions during 2021 except as follows:

Dr. Nussbaum filed a Form 4 on August 20, 2021 with respect to an acquisition that was required to be filed by January 5, 2017. Ms. Guyer filed a Form 4 on May 20, 2021 with respect to an acquisition that was required to be filed by May 10, 2021. Dr. George, Dr. Nussbaum, Mr. Brida, Ms. Guyer and Ms. Katherine A. Stueland each filed a Form 4 on March 17, 2021, each with respect to an acquisition that was required to be filed by March 16, 2021.

Stockholder Proposals and Business for the 2023 Annual Meeting

Stockholder Proposals for Inclusion in the 2023 Proxy Statement

To be considered for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders, stockholder proposals must be received by the Secretary of the Company no later than December 22, 2022. Proposals should be sent to our Secretary at Invitae Corporation, 1400 16th Street, San Francisco, California 94103. These proposals also must comply with the stockholder proxy proposal submission rules of the SEC under Rule 14a-8 of the Exchange Act. Proposals we receive after that date will not be included in the proxy statement.

Stockholder Director Nominations for Inclusion in the 2023 Proxy Statement

Our Bylaws provide a proxy access provision stating that stockholders who meet the requirements set forth in our Bylaws may under certain circumstances include a specified number of director nominees in our proxy materials. Under the provision, eligible stockholders, or a group of up to 20 stockholders, owning at least 3% of our outstanding shares of common stock continuously for at least three years, may nominate and include in our annual meeting proxy materials a limited number of director nominees constituting up to the greater of (i) two directors or (ii) 20% of the board of directors (rounded down to the nearest whole number), subject to certain limitations and provided that the stockholders and nominees satisfy the requirements specified in our Bylaws. To be timely, our Bylaws provide that we must have received any proxy access nominations not more than 150 days nor less than 120 days prior to the anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. For the 2023 annual meeting of stockholders, notice of any proxy access director nominations must be received by our Secretary at the above address between November 22, 2022 and December 22, 2022. Please refer to our Bylaws for a complete description of the proxy access requirements.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2023 Annual Meeting Not Included in the 2023 Proxy Statement

Our Bylaws also establish advance notice procedures for stockholders who wish to nominate an individual for election as a director or to present a proposal at the 2023 annual meeting but do not intend for the nomination or the proposal to be included in our proxy statement. A director nomination or stockholder proposal not included in the proxy statement for the 2023 annual meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the nomination or proposal in writing to our Secretary at the above address. To be timely, our Bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date the proxy statement was provided to the stockholders in connection with preceding year’s annual meeting of stockholders. For the 2023 annual meeting of stockholders, notice must be received between December 22, 2022 and January 21, 2023. Any such notice must contain the information and conform to the requirements specified in our Bylaws and must be a proper subject for stockholder action under applicable law.

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Other Matters

Our board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise. Whether or not you intend to attend the Annual Meeting, we urge you to vote by Internet or telephone.

By Order of the Board of Directors

Thomas R. Brida
General Counsel, Chief Compliance Officer and Secretary
San Francisco, California
April 21, 2022

Stockholders may make a request for our Annual Report on Form 10-K for the year ended December 31, 2021 in writing to our Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103. We will also provide copies of exhibits to our Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. The request must include a representation by the stockholder that, as of April 8, 2022, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10-K and exhibits are also available at www.invitae.com.

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Questions and Answers About the Proxy Materials and the Annual Meeting

Why am I receiving these materials?

Our board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the meeting. This year’s Annual Meeting will be held virtually. You are invited to attend the Annual Meeting via live audio webcast to vote electronically on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by Internet or telephone.

In accordance with the rules of the SEC, we have opted to furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Accordingly, we are sending the Notice to our stockholders of record and beneficial stockholders as of April 8, 2022, the Record Date. Stockholders are encouraged to vote and submit proxies in advance of the Annual Meeting by Internet or telephone as early as possible to avoid processing delays.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote the proxy in accordance with their best judgment.

Who is entitled to vote?

Stockholders of record at the close of business on the Record Date, April 8, 2022, may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

A list of stockholders of record entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose related to the Annual Meeting, for ten days prior to the Annual Meeting at our offices located at 1400 16th Street, San Francisco, California 94103. Please contact our Secretary by telephone at (415) 374-7782 if you wish to inspect the list of stockholders prior to the Annual Meeting. This list will also be available for examination by stockholders during the Annual Meeting using the 16-digit control number included in your proxy materials.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), you are considered, with respect to those shares, a stockholder of record. The Notice has been sent directly to you by us.

Beneficial Owner

If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Notice has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

You may vote using any of the following methods:

By Internet – Stockholders of record may submit proxies by following the Internet voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you vote over the Internet, you may incur costs such as Internet access charges for which you will be responsible. The Internet voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Telephone – Stockholders of record may submit proxies by following the telephone voting instructions on their proxy materials prior to the Annual Meeting. Most stockholders who hold shares

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beneficially in street name may provide voting instructions by telephone by calling the number specified on the voting instruction form provided by their brokers, banks or nominees. Please be aware that if you submit voting instructions by telephone, you may incur costs such as telephone access charges for which you will be responsible. The telephone voting facilities will close at 11:59 p.m., Eastern Time, the day before the meeting date.

By Mail – If you would like to receive a paper copy of the proxy card, you must request one. Stockholders of record may submit paper proxies by completing, signing and dating the proxy card and returning it in the prepaid envelope enclosed with the proxy card. Sign your name exactly as it appears on the proxy. If you return your signed proxy but do not indicate your voting preferences, your shares will be voted on your behalf “FOR” each nominee in Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3, “FOR” Proposal 4 and “AGAINST” Proposal 5. Stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees.

At the Virtual Meeting – Shares held in your name as the stockholder of record may be voted electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ NVTA2022 and using the 16-digit control number included in your proxy materials. If you have already voted previously by Internet or telephone, there is no need to vote again at the Annual Meeting unless you wish to revoke and change your vote. Shares held beneficially in street name may be voted electronically at the Annual Meeting only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting via live audio webcast, we recommend that you also submit your proxy or voting instructions or vote by Internet, telephone or mail prior to the meeting so that your vote will be counted if you later decide not to attend the meeting.

INTERNET Stockholders of record may vote online at www.proxyvote.com	TELEPHONE Stockholders of record may call toll-free 1-800-690-6903	MAIL Follow the instructions in your proxy materials	AT THE VIRTUAL MEETING Visit www.virtualshareholdermeeting.com/NVTA2022 and use the 16-digit control number included in your proxy materials

Can I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by Internet or telephone, you may change your vote or revoke your proxy with a later Internet or telephone proxy, as the case may be. If you are a stockholder of record and submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later-dated proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote at the Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, you must obtain a legal proxy through your broker and present it to AST at least two weeks in advance of the Annual Meeting. Please consult the voting instructions or contact your broker, bank or nominee.

How are votes counted?

For Proposal 1, the election of directors, you may vote “FOR” the Class III nominees or your vote may be “WITHHELD” with respect to one or both of the nominees. “WITHHELD” votes will not affect the outcome. Broker non-votes will have no effect.

For each of Proposals 2, 3, 4 and 5, you may vote “FOR,” vote “AGAINST” or “ABSTAIN.” An abstention has the same effect as a vote “AGAINST” any of these proposals. Broker non-votes will have no effect.

If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card or voting instruction form with no further instructions, your shares will be voted in accordance with the recommendations of our board of directors (i.e., “FOR” each nominee in Proposal 1, “FOR” each of Proposals 2, 3 and 4 and “AGAINST” Proposal 5 and in the discretion of the proxy holders on any other matters that may properly come before the meeting).

If you hold shares beneficially in street name and do not provide your broker or nominee with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker or nominee does not have discretionary voting authority to vote on that matter without instructions from the beneficial owner and instructions are not given. Discretionary items

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are proposals considered “routine” under the rules of the NYSE, such as the ratification of the appointment of our independent auditors, and therefore, broker non-votes are not expected to exist with respect to this proposal. Except for Proposal 2, amendment to our Restated Certificate to increase the number of authorized shares of common stock, and Proposal 4, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022, all other proposals to be voted on at the Annual Meeting are considered a “non-routine” item for which brokers and nominees do not have discretionary voting power and, therefore, broker non-votes may exist with respect to these proposals. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained.

What vote is required to approve each item? How does the board recommend that I vote and what is the voting requirement for each of the proposals?

We have a form of majority voting standard for the election of directors in an uncontested election, which is generally defined as an election in which the number of nominees does not exceed the number of directors to be elected at the meeting. Cumulative voting is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate. The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected. If any nominee for director receives a greater number of votes “WITHHELD” than votes “FOR” such election, our Bylaws require that such person must promptly tender his or her irrevocable resignation to our board of directors for the board’s consideration. If such director’s resignation is accepted by the board, then our board of directors, in its sole discretion, may fill the resulting vacancy or may decrease the size of the board in accordance with the provisions of our Bylaws.

The table below describes the proposals to be considered at the Annual Meeting and the vote required for each proposal:

Proposal	Board Recommendation	Vote Required	Effect of Abstentions(1)	Broker Discretionary Voting Allowed?(2)
1 Election of Directors	FOR each nominee	The nominees receiving the highest number of “FOR” votes at the Annual Meeting will be elected.	No effect	No Brokers without voting instructions will not be able to vote on this proposal.
2 Proposal to Amend our Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock	FOR	The affirmative “FOR” vote of a majority of the outstanding shares of common stock.	Counted as vote Same effect as vote against	Yes Brokers without voting instructions will have discretionary authority to vote on this proposal.
3 Advisory Vote to Approve Executive Compensation	FOR	Non-binding, advisory proposal. We will consider the matter approved if it receives the affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.	Counted as vote Same effect as vote against	No Brokers without voting instructions will not be able to vote on this proposal.
4 Ratification of the Appointment of Ernst & Young LLP	FOR	The affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.	Counted as vote Same effect as vote against	Yes Brokers without voting instructions will have discretionary authority to vote on this proposal.
5 Stockholder Proposal to Elect Each Director Annually	AGAINST	The affirmative “FOR” vote of a majority of the voting power present in person or represented by proxy at the Annual Meeting and entitled to vote.	Counted as vote Same effect as vote against	No Brokers without voting instructions will not be able to vote on this proposal.

(1)	As noted below, abstentions will be counted as present for purposes of establishing a quorum at the Annual Meeting.
(2)	Only relevant if you are the beneficial owner of shares held in street name. If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

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What constitutes a quorum?

The presence online at the Annual Meeting or represented by proxy, of the holders of a majority of the voting power of common stock issued and outstanding and entitled to vote on the Record Date, will constitute a quorum. As of the close of business on the Record Date, [•] shares of our common stock were outstanding. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What is “householding” and how does it affect me?

We have adopted a process for mailing our proxy materials called “householding” which has been approved by the SEC. Householding means that stockholders who share the same last name and address will receive only one copy of our proxy materials, unless we receive contrary instructions from any stockholder at that address.

If you prefer to receive multiple copies of our proxy materials at the same address, additional copies will be provided to you upon request. If you are a stockholder of record, you may contact us by writing to Secretary, Invitae Corporation, 1400 16th Street, San Francisco, California 94103, or by calling (415) 374-7782. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. We have undertaken householding to reduce printing costs and postage fees, and we encourage you to participate.

If you are a beneficial owner, you may request additional copies of our proxy materials or you may request householding by notifying your broker, bank or other nominee.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will pay the cost of printing and mailing proxy materials, and will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy material to the owners of our common stock. We have engaged Alliance Advisors, LLC, to assist us with the solicitation of proxies for a fee of $16,000 plus out-of-pocket expenses.

Why are we holding a virtual Annual Meeting?

After careful consideration, in light of the ongoing COVID-19 pandemic and to protect the health of our employees, stockholders and the community, the Annual Meeting will again be a completely virtual meeting of stockholders conducted via live audio webcast. In addition, we believe that the virtual meeting format will expand stockholder access and participation. You will not be able to attend the Annual Meeting in person. We currently expect that the 2023 annual meeting of stockholders will be held in person.

How can I attend the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders conducted exclusively via live audio webcast. You will be able to attend the Annual Meeting via live audio webcast by visiting www.virtualshareholdermeeting.com/NVTA2022. To participate in, vote or ask questions at the Annual Meeting, you will also need the 16-digit control number, which is included in your proxy materials. If you have any questions about your control number, please contact the broker, bank or nominee that holds your shares. The Annual Meeting will begin promptly at 4:00 p.m., Pacific Time, on Monday, June 6, 2022. We encourage you to access the virtual meeting website prior to the start time. You may begin to log into the virtual meeting platform beginning at approximately 3:30 p.m., Pacific Time, on Monday, June 6, 2022.

What if I have technical difficulties accessing or participating in the virtual Annual Meeting?

We will have technicians ready to assist you with technical difficulties you may have accessing, voting at or submitting questions at the Annual Meeting. Please refer to the technical support telephone number posted on the virtual meeting website login page.

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Note Regarding Forward-Looking Statements

Except for the historical information set forth herein, the matters set forth in this proxy statement contain predictions, estimates and other forward-looking statements, including without limitation statements regarding: our mission and our business plan; expected changes in the healthcare and medical genetics industry; the impact of information from our tests; objectives of our compensation program; our business and financial goals and milestones; the potential impact of the approval of the proposal to amend our Restated Certificate to increase the number of authorized shares of common stock; and our plans and expectations regarding our CSR and ESG programs, strategy, initiatives and objectives, including our environmental sustainability programs and our efforts to seek diversity on our board of directors.

These forward-looking statements are based on our current expectations and are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to execute our business model; changes in applicable laws or regulations; the effect of the COVID-19 pandemic on our business; our ability to compete; the possibility that we may be adversely affected by other political or economic factors; and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. We disclaim any intent or obligation to update these forward-looking statements.

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Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

INVITAE CORPORATION

Invitae Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on January 13, 2010 under the name Locus Development, Inc. The Corporation most recently filed an Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware on February 18, 2015 under the name Invitae Corporation.

2.	This amendment to the Amended and Restated Certificate of Incorporation of the Corporation as set forth below has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware by the stockholders and directors of the Corporation.

3.	The first sentence of the first paragraph of ARTICLE IV of the Amended and Restated Certificate of Incorporation of the Corporation as presently in effect is amended and restated to read in its entirety as follows:

“Classes of Stock. The total number of shares of all classes of capital stock that the Corporation shall have authority to issue is Six Hundred Twenty Million (620,000,000), of which Six Hundred Million (600,000,000) shares shall be Common Stock, $0.0001 par value per share (the “Common Stock”), and of which Twenty Million (20,000,000) shares shall be Preferred Stock, $0.0001 par value per share (the “Preferred Stock”).”

4.	All other provisions of the Amended and Restated Certificate of Incorporation of the Corporation remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its duly authorized President and Chief Executive Officer on this ___ day of _______, 2022.

INVITAE CORPORATION

By:
Sean E. George, Ph.D. President and Chief Executive Officer

INVITAE CORPORATION • 2022 Proxy Statement      53

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INVITAE CORPORATION
1400 16TH STREET
SAN FRANCISCO, CA 94103

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NVTA2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D77658-P67899 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INVITAE CORPORATION

The Board of Directors recommends you vote FOR the following two nominees:

1. Election of Class III directors:

	For	Withhold
1a. Eric Aguiar, M.D.	☐	☐
1b. Sean E. George, Ph.D.	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Amendment to our certificate of incorporation to increase the number of authorized shares of our common stock from 400,000,000 shares to 600,000,000 shares.	☐	☐	☐
3. Approval of, on a non-binding advisory basis, the compensation paid by us to our named executive officers.	☐	☐	☐
4. Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:			
5. Stockholder proposal to elect each director annually, if properly presented at the annual meeting.	☐	☐	☐

This proxy, when properly executed, will be voted as directed herein by the undersigned stockholder. **If no direction is made, this proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3, and Proposal 4, and AGAINST Proposal 5.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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D77659-P67899

INVITAE CORPORATION
Proxy for Annual Meeting of Stockholders on June 6, 2022
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Yafei (Roxi) Wen and Thomas R. Brida, each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Invitae common stock which the undersigned would be entitled to vote if present and acting at the Annual Meeting of Stockholders to be held at 4:00 p.m., Pacific Time on June 6, 2022, held virtually at www.virtualshareholdermeeting.com/NVTA2022, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, AND 4, AND AGAINST PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE